                                BADIN-II REVISED
                              PETROLEUM CONCESSION
                                   AGREEMENT

                                    BETWEEN

                          THE PRESIDENT OF THE ISLAMIC
                              REPUBLIC OF PAKISTAN
                                      AND

                          UNION TEXAS PAKISTAN, INC.,

                     OCCIDENTAL PETROLEUM (PAKISTAN), INC.,

                      OIL AND GAS DEVELOPMENT CORPORATION

                                      AND

           THE FEDERAL GOVERNMENT OF THE ISLAMIC REPUBLIC OF PAKISTAN


                          [EFFECTIVE JANUARY 22, 1995]

                     BADIN-II REVISED PETROLEUM CONCESSION
                                   AGREEMENT

                              TABLE OF CONTENTS

                                                                                                                     Page
ARTICLE - I
         DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE - II
         RIGHTS AND LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

ARTICLE - III
         WORK OBLIGATIONS AND SURRENDER OF LICENCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

ARTICLE - IV
         WORKING INTERESTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

ARTICLE - V
         LEASES FOR PETROLEUM DEVELOPMENT AND PRODUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

ARTICLE - VI
         ASSIGNMENT, SURRENDER OF AREAS AND TERMINATION
         OF AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE - VII
         WELLHEAD VALUE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

ARTICLE - VIII
         NATURAL GAS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE - IX
         RIGHT OF ACQUISITION OF PETROLEUM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE - X
         DISPOSAL OF PETROLEUM  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32



                                      (i)

ARTICLE - XI
         FOREIGN EXCHANGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

ARTICLE - XII
         IMPORTS AND EXPORTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

ARTICLE - XIII
         TAXATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE - XIV
         FORCE MAJEURE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

ARTICLE - XV
         MANAGEMENT AND OPERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE - XVI
         ARBITRATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

ARTICLE - XVII
         REFINERY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

ARTICLE - XVIII
         OTHER MINERALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

ARTICLE - XIX
         AUDIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

ARTICLE - XX
         PRODUCTION BONUSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

ARTICLE - XXI
         INSURANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

ARTICLE - XXII
         TRAINING, EMPLOYMENT AND SOCIAL WELFARE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

ARTICLE - XXIII
         DEVELOPMENT FINANCING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55

ARTICLE - XXIV
         PARENT COMPANY GUARANTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56



                                      (ii)

ARTICLE - XXV
         EFFECTIVENESS AND DURATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57

ARTICLE - XXVI
         ROYALTY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

ARTICLE  - XXVII
         MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60

ANNEXURE - I
         MAP OF BADIN-II REVISED AREA

ANNEXURE - I-A
         MAP OF BADIN-II REVISED AREA TO BE ATTACHED

ANNEXURE - II
         BADIN-II REVISED JOINT OPERATING AGREEMENT

ANNEXURE - III
         FORM OF DEVELOPMENT AND PRODUCTION LEASE

ANNEXURE - IV
         EXHIBIT A
                 SRO 367(I)/94 DATED MAY 9, 1994

ANNEXURE - IV
         EXHIBIT B
                 CGO-2/93 DATED MAY 20, 1993

ANNEXURE - IV
         EXHIBIT C
                 SRO 336(I)/94 DATED APRIL 26, 1994

ANNEXURE - IV
         EXHIBIT D
                 LIST OF MACHINERY, EQUIPMENT, MATERIALS,VEHICLES
                 ACCESSORIES, SPARES, CHEMICALS AND CONSUMABLES ETC.

ANNEXURE - IV
         EXHIBIT E
                 SRO 366 (I)/94 DATED 9TH MAY, 1994



                                     (iii)

ANNEXURE - IV
         EXHIBIT F
                 CBR'S LETTER C.NO.10(14)/93-ICM&CON DATED JUNE 13, 1994

ANNEXURE - IV
         EXHIBIT G
                 LIST OF COMMISSARY STORES

ANNEXURE - V
         PARENT COMPANY GUARANTEE



                                      (iv)

                                BADIN-II REVISED
                         PETROLEUM CONCESSION AGREEMENT


THIS AGREEMENT, made and entered into between THE PRESIDENT OF THE ISLAMIC REPUBLIC OF PAKISTAN (hereinafter referred to as the "President" which term shall include his successors and assigns); and

UNION TEXAS PAKISTAN, INC., a corporation formed and existing under the laws of the State of Delaware, U.S.A. and registered in Pakistan under Section 277 of the Companies Act, 1913 (VII of 1913), having its principal office in Pakistan at Bahria Complex, 3rd Floor, 24 Moulvi Tamizuddin Khan Road, Karachi-2, Pakistan (hereinafter referred to as "Union Texas" which term shall include its successors and assigns); and

OCCIDENTAL PETROLEUM (PAKISTAN), INC., a corporation formed and existing under the laws of the State of Delaware, U.S.A. and registered in Pakistan under
Section 277 of the Companies Act, 1913 (VII of 1913), having its principal office in Pakistan at 47-N, Dossal Arcade, Blue Area, Islamabad, Pakistan (hereinafter referred to as "Occidental" which term shall include its successors and assigns); and

OIL AND GAS DEVELOPMENT CORPORATION, a statutory corporation established under the Oil and Gas Development Corporation Ordinance, 1961 (XXXVII of 1961), having its principal office at Masood Mansion, F-8, Al-Markaz, Islamabad, Pakistan (hereinafter referred to as "OGDC" which term shall include its successors and assigns); and

THE FEDERAL GOVERNMENT OF THE ISLAMIC REPUBLIC OF PAKISTAN as a Working Interest Owner and a party to this Agreement and in its capacity as a Working Interest Owner (hereinafter referred to as "Government Holdings" which term shall include its successors and assigns).


                                   WITNESSETH


WHEREAS, the President, Union Texas, Occidental and OGDC are parties to the Petroleum Concession Agreement dated January 21, 1992, and they desire to amend that agreement so as to provide for, among other things, the renewal of the Exploration Licence No.115/Pakistan/90 and the application of the of the Petroleum Policy 1994 of the Government of Pakistan dated March 1994 (the "1994 Petroleum Policy") to the activities undertaken in accordance with this Agreement;





                                                                  [PAGE # ... 1]

WHEREAS, in accordance with the provisions of the 1994 Petroleum Policy the President, Union Texas, Occidental and OGDC desire to include Government Holdings as a Working Interest Owner and a party to this Agreement;

WHEREAS, the President has granted to Union Texas, Occidental and OGDC a renewal of the Exploration Licence No.115/Pakistan/90 as amended hereby, including Government Holdings as a party thereto, and extend those certain Petroleum concessions and other rights in and to the Badin-II Revised Area hereinafter described and as hereinafter more particularly set forth and reserve unto itself an interest as more particularly described herein;

NOW, THEREFORE, the President, Union Texas, Occidental, OGDC and Government Holdings do hereby agree as follows:





                                                                  [PAGE # ... 2]

                                  ARTICLE - I

                                  DEFINITIONS


Whenever used in this Agreement, the following terms shall have the following meanings:

1.1      "Accounting Procedure" - means Exhibit "A" to the Joint Operating
         Agreement.

1.2 "Act" - means the Regulation of Mines and Oilfields and Mineral Development (Government Control) Act, 1948, as amended and in effect on the Effective Date.

1.3 "Affiliate" - means a company controlling or controlled by a party to this Agreement. The term "control", as used in this Article 1.3, shall mean the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights in the company controlled at its general meeting.

1.4 "Agreement" - means this Badin-II Revised Petroleum Concession Agreement effective as of January 22, 1995, among the President and Union Texas, Occidental, OGDC and Government Holdings.

1.5 "Annexure" - means one of the Annexures annexed to this Agreement, all of which are hereby made a part hereof.

1.6 "Appraisal Well" - means any additional well drilled with respect to a Discovery prior to the Commercial Discovery Notice Date.

1.7      "Article" - means an article of this Agreement.

1.8 "Badin-II Revised Area" - means the area covered by the Badin-II Licence as outlined on the map contained in Annexure I, excluding the area covered by the leases granted under the Badin-II PCA, and any portion thereof which may be Surrendered in accordance with this Agreement. The Badin-II Revised Area will be outlined and more particularly described in Annexure 1-A which is to be initialled by the President and the Working Interest Owners and attached hereto as soon as practicable after the Effective Date.

1.9 "Badin-II Revised Licence" - means the Badin-II Revised Exploration Licence No. 115/Pakistan/90 effective from the Effective Date, insofar as it covers the Badin-II Revised Area, as renewed in accordance with the Rules.





                                                                  [PAGE # ... 3]

1.10 "Badin-II Revised Voting Interest" - means with respect to the Badin-II Revised Area and any Lease granted with respect thereto, in matters relating to (a) Exploration and Appraisal Activities and all other matters other than Development Activities, five percent (5%) for Government Holdings, twenty-four percent (24%) for OGDC and thirty-five and five tenths percent (35.5%) for each of Union Texas and Occidental, and (b) only Development Activities, the Badin-II Revised Working Interest of each of Government Holdings, OGDC, Union Texas and Occidental determined in accordance with the provisions of
         Article IV in respect of the Discovery Area with respect to which such Development Activities are undertaken.

1.11 "Badin-II Revised Working Interest" - means the Working Interest of each of Union Texas, Occidental, OGDC and Government Holdings, as such Working Interest may be adjusted from time to time in accordance with the provisions of Article IV, in respect of the Badin-II Revised Area, the Badin-II Revised Licence and any Leases that may be granted with respect thereto.

1.12 "Badin-II PCA" - means the Petroleum Concession Agreement dated January 21, 1992 among the President, Union Texas, Occidental, and OGDC.

1.13 "Badin-II Licence" - means Exploration Licence No. 115/Pakistan/90 as in effect up to the Effective Date and as may be extended pursuant to
         Article 3.1(b) of the Badin-II PCA and the Rules.

1.14 "Barrel" - means a quantity of Crude Oil and Condensate equivalent in volume to forty-two (42) United States Gallons adjusted to sixty (60) degrees Fahrenheit after correction for basic sediment and water ("BS&W").

1.15     "BOE" - means barrel of oil equivalent.

1.16 "BOE/day" - means barrels of oil equivalent per day. Quantities of Natural Gas produced and saved shall be converted to a barrel of Crude Oil equivalent on a BTU basis.

1.17     "BTU" - means a British thermal unit.

1.18 "Calendar Quarter" - means a period of three (3) consecutive months, according to the Gregorian Calendar, which begins 1 January, 1 April, 1 July or 1 October.

1.19 "Calendar Year" - means the period from 1 January to 31 December, both inclusive, according to the Gregorian Calendar. The tax year of Working Interest Owner shall be the period from 1 July to 30 June, both inclusive, according to the Gregorian Calendar.





                                                                  [PAGE # ... 4]

1.20 "Commercial Discovery" - means a Discovery of Petroleum either duly evaluated by one or more Appraisal Wells which Discovery, in the opinion of the Operating Committee, would justify, on the basis of technical and economic considerations, its development and would assure Commercial Production or, which has otherwise been approved by the Government as commercial under this Agreement.

1.21 "Commercial Discovery Notice Date" - means the date when the Operator formally notifies the Director General Petroleum Concessions that a Commercial Discovery has been made.

1.22 "Commercial Production" - means the production of Petroleum of a quantity and quality which Operator reasonably estimates with the concurrence of the Government (which concurrence shall not be unreasonably withheld) to be sufficient, over the relevant period to cover the costs reasonably estimated to be incurred with respect to the development and production of that Petroleum.

1.23     "Condensate" - means liquid Petroleum (excluding Crude Oil, NGL and
         LPG), produced at the surface by processing or separation from Natural Gas.

1.24 "Crude Oil" - means all Petroleum other than Natural Gas, Condensate, LPG, and NGL which at standard atmospheric conditions of pressure and temperature is in a liquid phase.

1.25 "Date of Commercial Production" - means the date when the Operator commences, on a regular basis, Commercial Production from a Commercial Discovery.

1.26 "Development Activities" - means all operations undertaken with respect to a Discovery Area in accordance with the approved Development Plan including operations approved by the Operating Committee after the Commercial Discovery Notice Date with respect to that Discovery Area.

1.27 "Development Plan" - means the plan submitted to the President for approval in accordance with Rule 33.

1.28 "Director General Petroleum Concessions or DGPC" - means any officer or authority appointed by the Government to exercise the powers and perform the functions of the Director General Petroleum Concessions under the Rules.

1.29 "Discovery" - means the finding of a deposit of Petroleum not previously known to have existed which is established by conventional Petroleum industry testing methods in a significant measure.





                                                                  [PAGE # ... 5]

1.30     "Discovery Area" - means an area as defined in Rule 2(C) of the Rules.

1.31     "Effective Date" - means 12:00 a.m. on January 22, 1995.

1.32 "Expenditures" - means for purposes other than the assessment of income tax, expenditures incurred in connection with, or incidental to, the conduct of Petroleum Operations, whether chargeable to capital or revenue account, including operating costs, whether or not with respect to producing wells and other assets or, prepayments made after the Effective Date, acquired for subsequent use in the Petroleum Operations. Such Expenditures are more particularly classified and identified as set forth in the Accounting Procedure.

1.33 "Exploration and Appraisal Activities" - means all operations as approved by the Operating Committee, including the drilling of Appraisal Wells, (other than Development Activities) performed in order to determine the existence of previously unknown Petroleum, including topographic, geodetic, hydrographic, meteorological and bathymetric studies and surveys; geological and geophysical studies and surveys; drilling, testing and evaluation of data from Exploration Wells and Appraisal Wells; and technical or economic studies pertaining to any of the foregoing operations.

1.34 "Exploration Well" - means a well which tests a clearly separate geological entity (be it either structural, stratigraphic, lithological, or facies of a differing pressure nature) penetrating a prospective geological interval or intervals prior to that entity being classified as a Discovery.

1.35 "Government" - means The Federal Government of the Islamic Republic of Pakistan.

1.36 "Joint Operating Agreement" - means the Badin-II Revised Joint Operating Agreement attached hereto as Annexure II.

1.37 "Joint Operations" - means all Petroleum Operations that are conducted by the Operator for all of the Working Interest Owners under the Joint Operating Agreement.

1.38 "Lease" - means the grant of the exclusive right to perform all activities in connection with exploration, development, production and transportation of all Petroleum underlying the surface area covered by a development and production lease granted in accordance with the Rules in the Badin-II Revised Area.

1.39 "Licensee" - means Union Texas, Occidental, OGDC and Government Holdings and their respective successors and assigns.





                                                                  [PAGE # ... 6]

1.40 "Liquified Petroleum Gas" or "LPG" - means a marketable mixture of propane and butane separated from Natural Gas by compression, extraction or other processes and marketed in conformity with the quality and specifications established by Pakistan Standard Specifications No. 1705-1976 for Commercial Butane-Propane Mixture as amended from time to time.

1.41 "Minimum Expenditure" - means with respect to the (i) first Renewal Period US$1,500,000, (ii) second Renewal Period US$1,500,000, and
         (iii) third Renewal Period US$750,000.

1.42 "Minimum Work Program" - means the work described in Article 3.2 of this Agreement for each Renewal Period undertaken with respect to the Badin-II Revised Area.

1.43 "Natural Gas" - means all hydrocarbons which at standard atmospheric conditions of pressure and temperature are in a gaseous phase.

1.44 "Natural Gas Liquids" or "NGL" - means ethane and any higher molecular hydrocarbons separated from Natural Gas by compression, extraction or other process, but does not include Condensate, propane or butane fraction extracted from Natural Gas for the manufacture of LPG.

1.45 "Operating Committee" - means the committee constituted pursuant to the terms of the this Agreement and the Joint Operating Agreement.

1.46 "Operator" - means the person so designated from time to time pursuant to the Joint Operating Agreement, which person shall initially be Union Texas.

1.47 "Optional Interest" - means an amount (not to exceed twenty percent (20%)) expressed as a percentage of one hundred percent (100%) of the Working Interests by which Government Holdings has elected to increase its Working Interest in accordance with Article IV.

1.48 "Petroleum" - means all liquid and gaseous hydrocarbons existing in their natural condition in the strata, as well as all substances, including sulphur, produced in association with such hydrocarbons, but does not include basic sediments and water.

1.49 "Petroleum Operations" - means all Petroleum exploration, prospecting, developing and producing activities conducted by the Working Interest Owners under and pursuant to the Badin-II Revised Licence, this Agreement and the Joint Operating Agreement and include any gas-oil separation, pressure maintenance, pipeline and other transportation, Crude Oil storage or other activity necessary to facilitate the production of Petroleum. Petroleum





                                                                  [PAGE # ... 7]

         Operations do not include the construction or operation of any Crude Oil refinery.

1.50 "Private Working Interest Owner" - means a Working Interest Owner other than Government Holdings or any other entity in which the Government owns more than fifty-one percent (51%) of the shares.

1.51 "Renewal Period" - means a period of twelve (12) months beginning on the Effective Date and from each anniversary of the Effective Date for which the President has granted a renewal of the Badin-II Licence as set out in the Rules.

1.52 "Royalty Petroleum" - means the Petroleum taken in kind by the Government in payment of the royalty obligation of the Working Interest Owners as provided in Article XXVI and the Rules.

1.53 "Rules" - means the Pakistan Petroleum (Exploration and Production) Rules, 1986, including all Schedules, as amended and in effect on the Effective Date.

1.54 "Share of Expenditures" - means the share of Expenditures for Exploration and Appraisal Activities of Union Texas, Occidental and OGDC determined in accordance with Article IV.

1.55 "Surrender" - means the termination of rights with respect to the whole or any part of the Badin-II Revised Area including the expiration of rights according to the terms of the Badin-II Revised Licence, any Lease and this Agreement.

1.56 "Wellhead Value" - means the value for Petroleum as determined in accordance with the provisions of the Rules and Article VII.

1.57 "Working Interest" - means all or any undivided interest in the entirety of the Petroleum concession and other rights granted and obligations and liabilities imposed by this Agreement, the Joint Operating Agreement, the Badin-II Revised Licence and any Leases, including the enjoyment of the exclusive right to explore for, prospect for, develop, produce, own, sell and otherwise dispose of Petroleum from all or part of the Badin-II Revised Area and which interest is chargeable with and currently obligated to bear and pay its proportionate part, except as otherwise provided in Article IV, of all costs and expenditures (including royalties on production and rental) incurred by Working Interest Owners in exploring and prospecting for, drilling, developing, producing, selling and otherwise disposing of Petroleum from all or part of the Badin-II Revised Area.

1.58 "Working Interest Owner" - means an entity owning a Working Interest in the Badin-II Revised Area or any Lease granted with respect thereto.





                                                                  [PAGE # ... 8]

                                  ARTICLE - II

                             RIGHTS AND LIABILITIES


2.1 The President has renewed the Badin-II Licence No.115/Pakistan/90 in accordance with the Rules as the Badin-II Revised Exploration Licence No.115/Pakistan/90 and grants to the Licensees effective on the Effective Date, the rights more particularly described in this Agreement, including, but not limited to, the exclusive right of being granted Leases and of conducting or causing to be conducted Petroleum exploration, prospecting, development and production operations hereunder and thereunder within the Badin-II Revised Area including the transportation (whether by pipeline or otherwise), storage, terminalling, export and sale of Petroleum, subject to the provisions of this Agreement.

2.2      (a)     Union Texas shall act as Operator for the Badin-II Revised
                 Area subject to the provisions of the Joint Operating
                 Agreement and no change of the Operator may take place without the consent of the Government.

         (b) The Petroleum Operations, with respect to Badin-II Revised Area, shall be conducted diligently, and in conformity with the requirements of the Rules, this Agreement and all applicable laws and regulations. In the event that the standards of performance with respect to a particular Petroleum Operation is not specified in the Rules or applicable laws and regulations, then any such Petroleum Operation shall be conducted in accordance with good oilfield practice.

2.3 This Agreement contemplates Petroleum Operations which will or may require the construction and operation of temporary or permanent exploration, prospecting and production facilities (including pipelines) both within and outside the Badin-II Revised Area. The President, subject to relevant laws and Rules, agrees to assist the Operator in carrying out all Petroleum Operations contemplated hereby including the construction and operation of such facilities and in obtaining for the Operator and its contractors and sub-contractors such communication permits (radio, telex, telefax, telephone and PABX, etc.) work permits, security clearances and aviation permits or licenses, or other clearances, permits and authorizations as shall be necessary or convenient in connection with the Petroleum Operations to be conducted under this Agreement and the Joint Operating Agreement.





                                                                  [PAGE # ... 9]

2.4 The President shall upon request use his good offices and assist in acquiring at reasonable cost for the sole account of the Working Interest Owners any surface rights required by them in carrying out any Petroleum Operations contemplated hereunder, including, but not limited to, acquisition of land and terminal facilities together with the necessary means of communication and transportation between such facilities and the Badin-II Revised Area.

2.5 The rights, duties, and obligations of the Working Interest Owners in relation to the President shall be joint and several. Nothing herein contained shall be construed as creating a partnership or joint venture of any kind, an association or a trust or a taxable entity or as imposing upon the Working Interest Owners any partnership duty, obligation or liability.





                                                                 [PAGE # ... 10]

                                 ARTICLE - III

                   WORK OBLIGATIONS AND SURRENDER OF LICENCE


3.1 The renewal of the Badin-II Revised Licence with respect to the Badin-II Revised Area is valid for a Renewal Period of one year effective from the Effective Date. The President shall grant in accordance with Rule 21 of the Rules to the Licensees two (2) subsequent renewals of the Badin-II Revised Licence.

3.2 As a Minimum Work Program for the renewal of the Badin-II Revised Licence, the Working Interest Owners shall conduct the work as specified below:

         RENEWAL                  MINIMUM WORK                  MINIMUM EXPENDITURE
         PERIOD                   PROGRAM                           (US DOLLARS)
         First                    Two (2) Exploration Wells         1,500,000

         Second                   Two (2) Exploration Wells         1,500,000

         Third                    One (1) Exploration Well            750,000


         Four (4) of the Exploration Wells to be drilled in accordance with the Minimum Work Program shall be drilled to the Lower Cretaceous Upper Shale Unit of the Lower Goru formation and one of the Exploration Wells to be drilled in accordance with the Minimum Work Program shall be drilled through the Jurassic-Cretaceous Sembar Formation to the top of the Chiltan limestone. The performance of the Minimum Work Program for each Renewal Period for which the Badin-II Licence is extended is the unconditional obligation of the Working Interest Owners. The average estimated cost for an Exploration Well used for purposes of determining the Minimum Expenditure is US$750,000.

3.3 The Operator shall keep the DGPC informed of the progress of each well and shall:

         a) as soon as possible, make known to the DGPC its proposals for testing;

         b) test potentially productive horizons indicated by wireline recording;





                                                                 [PAGE # ... 11]

         c) promptly undertake the technical evaluation of the test results and of all other relevant data and submit the same to the DGPC as soon as possible.

3.4 The Minimum Expenditures obligations set forth in Article 3.2 shall be satisfied if the Working Interest Owners fulfil the Minimum Work Program for any Renewal Period at a lower cost than the Minimum Expenditures for such Renewal Period.

3.5 If during a Renewal Period any wells in excess of the number of wells required to be drilled in accordance with the Minimum Work Program for that Renewal Period are drilled and such excess well or wells fulfil the requirements for the Minimum Work Program, then such excess wells may be carried forward and deducted from the Minimum Work Program required for any succeeding Renewal Period. If for any Renewal Period a well required to be drilled in accordance with the Minimum Work Program for that Renewal Period has not been drilled, then the Licensees shall pay to the Government, as liquidated damages, the AFE cost, as approved by the Operating Committee, (excluding costs of testing, completion and surface facilities and equipment) of the well which was not drilled or, in the event that no AFE has been approved for such well, US$750,000, shown as the Minimum Expenditure for the well.

3.6      a)      All Exploration Wells drilled by the Working Interest Owners pursuant to Article 3.2, shall be treated as fulfilment of the obligation of the Working Interest Owners, if they have been drilled to the objective formation as provided in Article 3.2.

         b) If the Operating Committee is of the opinion that it is impossible or impractical due to technical difficulties to satisfactorily complete an Exploration Well to the objective formation, the Working Interest Owners shall drill a substitute well within a reasonable time from the abandonment of such Exploration Well for the purpose of discharging the Minimum Work Program and the Badin-II Revised Licence shall be extended in accordance with the Rules for a period of time equal in length to the time needed for drilling and testing the substitute well.

3.7 Once the Working Interest Owners have completed the Minimum Work Program, they shall have no further work obligation with respect to the Badin-II Revised Licence for any remaining Renewal Period for which a renewal may be granted.

3.8 At the end of each of the first and second Renewal Period, the Working Interest Owners shall Surrender an area equal to ten percent (10%) of the Badin-II Revised Area after excluding the area covered by the Leases granted or applied





                                                                 [PAGE # ... 12]
         for with respect to the Badin-II Revised Area on or prior to the end of each such Renewal Period.

3.9 The Badin-II Revised Licence as it relates to any well, the drilling of which was begun on or prior to the expiration of the Badin-II Revised Licence, shall continue until the completion of any such well being drilled. In the event any such well results in a Commercial Discovery, this Agreement shall continue to apply until the corresponding Lease has expired. If any such well results in a Discovery, the procedures as set forth in Article V shall be followed.





                                                                 [PAGE # ... 13]

                                  ARTICLE - IV

                               WORKING INTERESTS


4.1 The Badin-II Revised Working Interest of Government Holdings, Union Texas, Occidental and OGDC shall:

         (a) in the Badin-II Revised Area, subject to the further provisions of this Article 4.1, be:

                 GOVERNMENT HOLDINGS                        5.0%
                 OGDC                                       24.0%
                 UNION TEXAS                                35.5%
                 OCCIDENTAL                                 35.5%

         (b) in any Discovery Area in the Badin-II Revised Area in the event that Government Holdings exercises its option to increase its Working Interest in any such Discovery Area in accordance with Article 4.4 from the Commercial Discovery Notice Date for that Discovery Area, be:

                 GOVERNMENT HOLDINGS                        5.0% plus the Optional Interest

                 OGDC                                       24.0%

                 UNION TEXAS                                35.5% less its proportionate
                                                            share of the Optional Interest

                 OCCIDENTAL                                 35.5% less its proportionate
                                                            share of the Optional Interest

4.2 The Working Interest Owners shall bear and pay for all the Expenditures incurred by Operator in connection with the performance of Exploration and Appraisal Activities conducted with respect to the Badin-II Revised Area and any Leases granted with respect thereto in accordance with their respective Share of Expenditures. The Share of Expenditures of Government Holdings, Union Texas, Occidental and OGDC shall be:





                                                                 [PAGE # ... 14]

                 GOVERNMENT HOLDINGS                         0.0%
                 OGDC                                       24.0%
                 UNION TEXAS                                38.0%
                 OCCIDENTAL                                 38.0%

4.3 The Working Interest Owners shall bear and pay for all Expenditures incurred by the Operator in connection with Development Activities in accordance with their respective Badin-II Revised Working Interests in the Discovery Area to which such Development Activities relate as such Working Interests are determined after giving effect to the provisions of this Article IV.

4.4      (a)     As of the Commercial Discovery Notice Date for each Discovery
                 Area within the Badin-II Revised Area or any Lease, made during the term of this Agreement or any such Lease, Government Holdings shall have the right to increase its five percent (5%) Working Interest up to a maximum of twenty-five percent (25%) in that Discovery Area. Government Holdings shall notify, in writing, the other Working Interest Owners whether it intends to exercise such right within thirty (30) days of the date of the approval by the Government of the Development Plan for such Discovery Area and include in such notice the Optional Interest.

         (b) Union Texas and Occidental, shall in proportion to their respective Working Interests, promptly assign to Government Holdings the Optional Interest to be acquired by Government Holdings, such assignment shall be effective as of the Commercial Discovery Notice Date for such Discovery Area. The assignment to Government Holdings by Union Texas and Occidental of their proportionate share of the Optional Interest shall not effect a transfer of any of the Expenditures made by Union Texas or Occidental with respect to that portion of the Optional Interest assigned to Government Holdings prior to the Commercial Discovery Notice Date in accordance with the provisions of this Article 4.4(b).

4.5 (a) Government Holdings shall promptly reimburse, without interest and subject to adjustment based on audit, Union Texas and Occidental for their respective Working Interest share of all Expenditures made with respect to such Discovery Area from the Commercial Discovery Notice Date to the date on which Government Holdings exercised its option. The reimbursement shall be shared by Union Texas and Occidental in proportion to their respective contributions to the total amount of the Expenditures to be reimbursed. Reimbursements made pursuant to this Article 4.5(a) shall be paid in US currency.





                                                                 [PAGE # ... 15]

         (b)     The reimbursement by Government Holdings pursuant to this
                 Article 4.5 shall not be computed as taxable income of the Working Interest Owners receiving such reimbursement either for income tax or for capital gains purposes provided that such Working Interest Owners reduce their claim of total Expenditures by the amount of the reimbursement received by each of them. Such reimbursement shall not be subject to any sales, transfer, or registration tax or similar levy.





                                                                 [PAGE # ... 16]

                                  ARTICLE - V

                LEASES FOR PETROLEUM DEVELOPMENT AND PRODUCTION


5.1 In the event of a Discovery within the Badin-II Revised Area or any Lease, the Operator shall promptly inform the DGPC in accordance with Rules 52(a) and (b) of the Rules. The Operator shall, within a reasonable time, after the Discovery submit to the Operating Committee a recommendation as to the further activities to be conducted with respect to that Discovery. The Operator shall within thirty (30) days after the date on which the Operating Committee determines whether the Discovery (i) merits the performance of further Exploration and Appraisal Activities, (ii) is a Commercial Discovery that does not require the performance of further Exploration and Appraisal Activities, or (iii) is not a Commercial Discovery and merits no further activity of any type, deliver written notice to DGPC of such determination made by the Operating Committee.

         In the event that a Working Interest Owner, contrary to the determination made by the Operating Committee in clause (iii) of
         Article 5.1, is of the opinion that a Discovery is a Commercial Discovery that Working Interest Owner may proceed in accordance with the provisions of Article 8 of the Joint Operating Agreement to develop that Discovery. In such event, the Working Interest Owner may request that the Operator notify the DGPC that such Working Interest Owner considers the Discovery to be a Commercial Discovery. Upon such determination made by a Working Interest Owner, the provisions of
         Article 8 of the Joint Operating Agreement shall apply to the further activities conducted with respect to any such Discovery.

5.2      (a)     For each Discovery with respect to which the Operator notifies the DGPC that the Operating Committee has determined that the Discovery merits the further performance of Exploration and Appraisal Activities, the Operator shall, within a reasonable time, submit to the DGPC an appraisal program and budget for the further Exploration and Appraisal Activities that the Operating Committee has approved to be performed with respect to the Discovery. The Working Interest Owners shall, in accordance with the appraisal program, continue diligently to appraise the Discovery.

         (b) For each Discovery with respect to which the Operator notifies the DGPC that the Operating Committee has determined that the Discovery is a Commercial Discovery (whether such determination has been made after further Exploration and Appraisal Activities have been undertaken with





                                                                 [PAGE # ... 17]
                 respect to that Discovery or the Operating Committee has determined that the Discovery is Commercial Discovery on the basis of the initial Exploration Well), the Operator shall submit to the DGPC a Development Plan for the development of the Discovery in accordance with this Article V.

5.3 For each Commercial Discovery, the Operator shall, within a reasonable time, submit an application for grant of a Lease which shall be accompanied by:

         (a)     a report on the Commercial Discovery; and

         (b) a Development Plan for approval by the Government. The Government's approval of a Development Plan shall not be unreasonably withheld and such approval shall be granted within a reasonable period of time from the date on which the Development Plan is submitted to the Government.

         In the event that the Commercial Discovery is within a Lease previously granted under this Agreement, then the application for a grant of a Lease shall state that a new Lease is not required to be granted and that the Discovery Area is subject to the terms and conditions of the Lease in which any portion of the Discovery Area is located. The Development Plan may be a revision of a Development Plan that had previously been approved by the Government if the Discovery Area to which such revised Development Plan relates is within a Lease.

5.4 The report on the Commercial Discovery referred to in Article 5.3 shall include, but not be limited to:

         (a) the chemical composition, physical properties and quality of Petroleum discovered;

         (b)     the thickness and extent of the production strata;

         (c)     petrophysical properties of the reservoirs;

         (d) the productivity indices for wells tested at various rates of flow;

         (e)     permeability and porosity of the reservoirs;

         (f)     the estimated production capacity of the reservoirs; and





                                                                 [PAGE # ... 18]

         (g) economic feasibility studies carried out by or for the Operator in respect of the Commercial Discovery including an analysis of prospective cash flows from the Petroleum Operations which the Operator proposes to undertake.

5.5 The Development Plan referred to in Article 5.3 shall include particulars of but not be limited to:

         (a) proposals for the development and production of the Commercial Discovery, including possible alternatives and proposals relating to the disposition of Natural Gas;

         (b) proposals relating to the spacing, drilling and completion of wells, the production and storage installations and transport and delivery facilities required for the production, storage and transport of Petroleum. Such proposals will cover:

                 (i) the estimated number, size and production capacity of production facilities, if any;

                 (ii)     estimated number of production wells;

                 (iii) particulars of production equipment and storage facilities;

                 (iv) particulars of feasible alternatives for the transportation of Petroleum including pipelines;

                 (v)      particulars of equipment required for the operations;

         (c) the production profiles for Crude Oil and Natural Gas and other products;

         (d)     cost estimates of capital and recurring Expenditures;

         (e)     profitability estimates;

         (f) proposals (if any) related to the establishment of processing facilities and the processing of Petroleum in Pakistan;

         (g) safety measures to be adopted in the course of development and production operations including measures to deal with emergencies and environmental measures;





                                                                 [PAGE # ... 19]

         (h) a description of the organization in Pakistan, pursuant to Rule 35 of the Rules;

         (i) an estimate of the time required to complete each phase of the proposed development;

         (j) a description of the measures to be taken to ensure compliance with Rule 61 of the Rules regarding the employment and training of Pakistani personnel; and

         (k) A description of the abandonment plan on termination of Petroleum rights in accordance with the provisions of Rule 69 of the Rules.

5.6 When the Government has approved, pursuant to Rule 33 of the Rules, the Development Plan, it shall grant to the Working Interest Owners a Lease in accordance with Rule 27 of the Rules for the Discovery Area.

5.7 Each Lease shall be granted for an initial term of twenty (20) years. Upon application from any Working Interest Owner, the President shall renew the Lease for a period of five (5) years, if Commercial Production is continuing at the time of the application through a secondary recovery project or otherwise.

5.8 Each such Lease issued shall be granted in the names (and undivided Working Interests) of each of the Working Interest Owners that have a Working Interest in the Discovery Area to which such Lease relates and shall obligate them in accordance with their respective Badin-II Revised Working Interests therein.

5.9 The Surrender, at any time of any part of the Badin-II Revised Area which is covered by any Lease, shall terminate such Lease as to that portion so Surrendered and shall excuse the performance of any obligation under such Lease with respect to that portion Surrendered and any unaccrued obligation provided in the Act, the Rules or this Agreement with respect to the area Surrendered.

5.10 Not less than ninety (90) days prior to the beginning of each Calendar Year following the commencement of regular shipments of Crude Oil, Condensate or Natural Gas, the Operator shall prepare and furnish to the Government for approval a forecast statement and the basis thereof setting forth by quarters the total quantity of Crude Oil (by quality, grade and gravity), Condensate and Natural Gas that the Operator estimates can be produced, saved and transported hereunder during such Calendar Year in accordance with good oilfield practices. The Operator shall endeavour to produce in each Calendar





                                                                 [PAGE # ... 20]

         Year the forecast quantity. The Crude Oil and Condensate shall be run to storage tanks, constructed, maintained and operated by the Operator in accordance with the Rules. All Petroleum shall be metered or otherwise measured in accordance with the Rules.





                                                                 [PAGE # ... 21]

                                  ARTICLE - VI

          ASSIGNMENT, SURRENDER OF AREAS AND TERMINATION OF AGREEMENT


6.1 Subject to this Article VI and in accordance with Rule 8 of the Rules, no Working Interest Owner shall sell, assign, transfer, convey or otherwise dispose of all or any part of its rights or Working Interest under this Agreement, the Badin-II Revised Licence and any Lease without the prior written consent of the Government.

6.2 Provided that the proposed assignor gives written notice of the proposed assignment to all Working Interest Owners and further provided that the Government does not inform the proposed assignor in writing of the Government's objection thereto (which objection shall not unreasonably be made) within ninety (90) days after such notice is received, such consent shall be deemed to have been given.

6.3 To the extent of any such assignment, the rights and privileges granted to and the obligations assumed by the assignor under and pursuant to this Agreement, the Badin-II Revised Licence and any Lease (to the extent of such assignment) shall inure to the benefit of and be binding upon the assignee provided that in the case of an assignment to an Affiliate, the assignor shall remain bound by such obligations unless released in writing by the Government and all other Working Interest Owners.

6.4 Any assignment covering less than an entire five percent (5%) Working Interest shall not serve to increase the number of representatives on the Operating Committee provided for in the Joint Operating Agreement and assignor and assignee shall in such cases agree upon a single representative to represent their combined Working Interests.

6.5 In the event a Surrender covers the entire remaining Badin-II Revised Area, the Badin-II Revised Licence and all Leases then outstanding, this Agreement shall be terminated, and the Working Interest Owners shall after such Surrender have no further obligation under the Act, the Rules, this Agreement, the Badin-II Revised Licence or any such Lease except for obligations which have accrued and have not been discharged prior to such Surrender.

6.6 Notwithstanding the provisions of this Agreement, the term of this Agreement shall continue, and the obligation of the Working Interest Owners to Surrender the entirety of the Badin-II





                                                                 [PAGE # ... 22]

         Revised Area or the retained parts of the Badin-II Revised Area shall be postponed, until the completion or abandonment of any well being drilled at the end of the third Renewal Period and, in the event such well results in a Commercial Discovery, thereafter until the corresponding Lease has expired.

6.7 Upon the termination of this Agreement, the Badin-II Revised Licence and all Leases then outstanding, each Working Interest Owner shall be entitled to its share in any unobligated and unexpended funds of the Working Interest Owners to the extent of such Working Interest Owner's contribution thereto.

6.8 Subject to Article 6.9 below, the Government shall, in accordance with the Rules, have the right to terminate this Agreement and revoke the Badin-II Revised Licence and any Lease upon giving sixty (60) days written notice of its intention to do so.

6.9 A Lease may be revoked if Commercial Production has not been commenced within five (5) years from the grant of said Lease; however, it is understood and agreed that no such revocation shall be made where the inability to commence production is the result of force majeure, or if there is construction of transportation system to commence such Commercial Production.

6.10 The termination of this Agreement for whatever reasons shall be without prejudice to the obligations incurred and not discharged by the Working Interest Owners prior to the date of termination.

6.11 In the event of the termination of this Agreement, the Government may require the Working Interest Owners, for a period not to exceed one hundred eighty (180) days, to continue, for the account of the Government, Petroleum production activities until the right to continue such production has been transferred to another entity. Costs shall be accounted for pursuant to the terms of the Joint Operating Agreement.

6.12 Within ninety (90) days after the termination of this Agreement pursuant to Article 6.8, unless the Government has granted an extension of this period, the Working Interest Owner shall complete all reasonable and necessary action as directed by the Government to avoid environmental damage or hazard to human life or third party property.

6.13 No consent under the Rules shall be required for (i) the assignment to another Working Interest Owner of a Working Interest Owner's entire Working Interest and Petroleum attributable thereto pursuant to the default and forfeiture provisions of the Joint Operating Agreement,
         (ii) the transfer among Working Interest Owners of disproportionate rights to Petroleum pursuant to the sole risk provisions of the Joint Operating Agreement, or in order to effect any





                                                                 [PAGE # ... 23]
         reimbursement contemplated by this Agreement or the Joint Operating Agreement, or (iii) any transfer of a portion of a Working Interest that occurs by operation of Article IV or the failure or refusal of a Working Interest Owner to participate with one or more other Working Interest Owners in an extension or renewal of this Agreement, the Badin-II Revised Licence or any Lease.

6.14 If Government Holdings assigns all or any portion of its Working Interest, the assignee shall be liable for its Working Interest share of any payments required to be paid under Article XX or Article XXII, after the effective date of the assignment.





                                                                 [PAGE # ... 24]

                                 ARTICLE - VII

                                 WELLHEAD VALUE


7.1 The Wellhead Value of Crude Oil and Condensate shall be calculated and applied with respect to each Working Interest Owner for the purposes of determining royalty as follows:

         (a) If the President or his designee elects to acquire Crude Oil or Condensate to meet national market requirements under the Rule 41 of the Rules, the Wellhead Value shall be the sales price actually realised by the Working Interest Owners for a Barrel of Crude Oil or Condensate, less the actual costs of gathering, processing, treatment and transportation from the point of production (wellhead) to the point of sale.

         (b) If Crude Oil or Condensate is sold to parties other than Affiliates in arm's length transactions, the Wellhead Value shall be the sales price actually realised by the Working Interest Owners for a Barrel of Crude Oil or Condensate less the actual cost of gathering, processing, treatment and transportation from the point of production (wellhead) to the point of sale.

         (c) With respect to all other transactions: (1) to Affiliates, (2) sales by barter or exchange, and (3) sales other than those specified in Article 7.1 (a) or (b), the Wellhead Value shall be greater of:

                 (i) Actual sales price received less the actual costs of gathering, processing, treatment and transportation costs incurred from the point of production (wellhead) within Pakistan to the point of sale;

                 (ii) The Wellhead Value per Barrel determined in accordance with Article 7.1 (a); or

                 (iii) The Wellhead Value per Barrel determined in accordance with Article 7.1 (b).

         (d) The adjustment on account of transportation and other costs shall be made on actual cost basis.

7.2 To facilitate computations, the Wellhead Value of Crude Oil and Condensate shall be determined at the end of each month as the weighted average value of all such transactions that took place during the month.





                                                                 [PAGE # ... 25]

7.3 The Wellhead Value of Natural Gas or other gaseous substances whether produced from the Area with Crude Oil or Condensate or otherwise shall be calculated as follows:

         (a) If sold to the President or his designee, the Wellhead Value shall be the price actually received as provided for in Article-VIII reduced by all compression, dehydration, liquefaction, treatment and transportation costs incurred from point of production (wellhead) to the point of sale;

         (b) If sold to parties other than Affiliates at the wellhead in its natural state, the Wellhead Value shall be the price realised from such sale;

         (c) If sold to parties other than Affiliates, not in its natural state but after processing, the Wellhead Value shall be the sales price actually realised from such sale less the cost of processing, gathering, transportation to processing facility, compression, treatment, dehydration and liquefaction.

         (d) If sold to an Affiliate, the Wellhead Value shall be greater of:

                 (i) the price actually received reduced by gathering, compression, dehydration, liquefaction, processing, treatment and transportation costs incurred from the point of production (wellhead) to the point of sale; or

                 (ii)     the Wellhead Value determined in accordance with
                          Article 7.3(a), (b), or (c) above whichever is greater.

7.4 The Operator is expressly permitted to use Petroleum produced hereunder for the drilling, production, pressure maintenance and other Petroleum Operations free of all costs, royalty and excise duty in accordance with SRO 545(I)/94 and SRO 546(I)/94 both dated June 9, 1994 provided that the Operator shall not be entitled to include any notional cost of Petroleum so used in claiming its business expenses for income tax purposes.

7.5 To facilitate computations, the Wellhead Value of Natural Gas shall be determined at the end of each month as the weighted average value of all such transactions that took place during the month.

7.6 Each of the Private Working Interest Owners shall deliver to the Government at the time that the audit report required under Article
         19.1 is delivered, a certificate prepared by their respective chartered accountants that certifies that for its Working Interest for the Year for which the certificate relates that (i) its royalty obligation has been determined by reference to the Wellhead Value, and





                                                                 [PAGE # ... 26]

         (ii) processing charges with respect to its share of the Royalty Petroleum to the extent that reimbursement has been received from the Government, have been deducted from its operating expenses or included as "other income" for tax purposes, and (iii) the amounts referred to in clauses (i) and (ii) have been reflected in its audited accounts.





                                                                 [PAGE # ... 27]

                                 ARTICLE - VIII

                                  NATURAL GAS


8.1 Upon a Commercial Discovery and within three (3) months of the Working Interest Owners making a written request indicating the recoverable reserves, daily supply volume, quality, pressures as well as other relevant information, the President will have the option to decide to purchase the Natural Gas by making the necessary allocation to a specified buyer. Thereafter, the Working Interest Owners and the buyer(s) within six (6) months thereof shall mutually agree upon the time frame for the construction of pipeline network and other terms and conditions including, but not limited to, "take or pay" basis for utilization of such gas. If the indication of a specified buyer is not given by the President within a period of three (3) months as referred to above or the agreement is not reached with the specified buyer within six (6) months, the Working Interest Owners shall be free to use Natural Gas for power generation, fertilizer production or any other industrial or commercial purpose.

8.2 Whenever a Working Interest Owner is selling pipeline quality Natural Gas of acceptable specification to the President or his designee, it shall subject to Article 9.3, receive a price per Million BTUs ("MMBTU"). The price to be paid shall be determined for a six (6) monthly period (hereinafter referred to as "the Price Notification Period") starting at eight o'clock (8:00) a.m. P.S.T. on 1st January and 1st July each year except the first period which may commence from the Date of Commercial Production and continue until the 30th of June or 31st of December as the case may be. The price to be notified per MMBTU shall be computed as follows:

         (1) First determine the "Marker Price" which shall be sixty-seven and five tenths percent (67.5%) of the weighted average C&F price per barrel of the basket of Crude Oils imported into Pakistan during the first six (6) months period of the seven
                 (7) months period immediately preceding the relevant Price Notification Period.

         (2) Using the appropriate conversion factor, convert the Marker Price to MMBTU rounding the quotient to four (4) decimal places to arrive at the Marker Price per MMBTU.

         (3) Not later than twenty (20) days prior to the commencement of the Price Notification Period during which the Operator expects first gas production to commence, Operator shall submit to the authority





                                                                 [PAGE # ... 28]
                 established under the Natural Gas (Price for Supplies by Producers) Rules, 1976 (hereinafter referred to as the "Price Determining Authority") a calculation of Marker Price in US Dollars to be fixed on the first, day of such Notification Period.

         (4) Thereafter, Operator shall submit to the Price Determining Authority the relevant Marker Price calculation in US Dollars (applicable to each six (6) month Price Notification Period) prior to each preceding 10 December and 10 June, respectively.

         (5) The President shall ensure that details of the quantities and C&F prices of the Crude Oils imported into Pakistan as referred to in Article 8.2(1) hereof, are supplied to Operator not later than twenty- five (25) days prior to the commencement of the relevant Price Notification Period in order that they may be included in the calculations to be made pursuant to Article 8.2(1) and (2).

         (6) Operator shall submit to the Price Determining Authority a draft pricing notification setting out the US Dollar prices resulting from Article 8.2(1) and (2) above for the relevant Price Notification Period at the same time as submitting the calculation pursuant to Article 8.2(3) and (4) above (as the case may be).

         (7) Such pricing notification shall be published in US Dollars in the official Gazette for the purposes of the Gas Sales Agreement within forty five (45) days of the date of receipt of the aforesaid draft pricing notification.

8.3 For purchases of Condensate and LPG to meet internal requirements of Pakistan, the price payable to Working Interest Owners, subject to
         Article 9.3, shall be calculated as under:

         (a) The price in US Dollars per Barrel allowed for Condensate, delivered at the nearest operating refinery shall be equal to the FOB price of internationally quoted comparable condensate as mutually agreed by the parties. No other adjustment or discount will apply.

         (b) The price allowed for LPG produced from new projects shall be equal to the C&F price in US Dollars calculated by using the FOB price as reported in a mutually acceptable publication and the freight cost based on proper off-loading facilities at Karachi as may be notified by the Government from time to time.





                                                                 [PAGE # ... 29]

                                  ARTICLE - IX

                       RIGHT OF ACQUISITION OF PETROLEUM


9.1 Should the President require the Working Interest Owners (other than Government Holdings) to deliver Petroleum to meet the domestic requirements of Pakistan according to Rule 41 of the Rules, the following shall apply:

         (i) If in any year there is domestic demand in excess of the Government's and OGDC's share of production, the President may require such Working Interest Owners to sell Crude Oil in Pakistan on a pro-rata basis with other producers in Pakistan, according to the Crude Oil production of each producer in a Calendar Year. The President shall give the foreign Working Interest Owners at least three (3) months notice in advance of such requirements, and the term of the supply will be on an annual basis. The pro-rata basis shall be calculated by multiplying the excess of domestic consumption over the amount of Crude Oil available to the President and OGDC from the total Crude Oil production in Pakistan, by a fraction, the numerator of which is the Working Interest share of production of such Working Interest Owner less Royalty Petroleum, and the denominator of which is the total production in Pakistan less the amount of Crude Oil available to the President and OGDC, provided that a Working Interest Owner will have available for export (or such other disposition as it may decide upon) in any one year not less than sixty percent (60%) of its Working Interest share of production.

         (ii) Whenever a Working Interest Owner, other than Government Holdings, is selling Crude Oil to the President or his designees such Working Interest Owner shall be entitled to receive a price in US Dollars per barrel, subject to Article
                 9.3 for such Crude Oil delivered at the cost of the Working Interest Owners to the nearest operating refinery which shall be calculated as under:

                 (a)      (1)     The arithmetic average of the FOB spot prices
                                  during the month of delivery of a basket of Arabian/Persian Gulf Crude Oils or a Crude
                                  Oil comparable in quality to Crude Oil
                                  produced under this Agreement as mutually agreed; or

                          (2) In the event no agreement is reached as to the basket or a comparable Crude Oil or on related matters, then the basis shall be FOB market price of a Crude Oil as may be mutually agreed which can be demonstrated to be





                                                                 [PAGE # ... 30]
                                  applicable to contracts negotiated with
                                  unrelated parties on an arms length basis under which the consideration is wholly cash, payable on normal terms.

                 (b) Plus freight for marine transportation of Crude Oil from Ras Tanura, Saudi Arabia to Karachi, Pakistan as applicable from time to time for chartered vessels.

                 (c) Plus or minus a quality yield differential between Crude Oil produced under this Agreement and the Crude Oil referred to in Article 9.1 (ii) (a) above. For this purpose the differential shall be determined on yield value based on refinery operating conditions where the Crude Oil will be processed and at mutually agreeable reference prices of petroleum products prevailing in Arabian/Persian Gulf and published in an internationally recognized publication acceptable to the Parties.

9.2 The President or his designee shall purchase Crude Oil and Condensate delivered at "nearest operating refinery" Natural Gas at the wellhead, "transmission system" or the "main consumption centre" and LPG at "a point" as may be agreed. Title to and risk of loss of the Petroleum purchased by the President or his designee shall pass at the transfer points referred to above which shall be construed as the "Delivery Points" for the purpose of this Agreement.

9.3 The President or his designee shall pay to a Pakistani Working Interest Owner up to thirty percent (30%) of its sales proceeds in foreign exchange for all Petroleum purchases in accordance with the provisions of this Article IX, the Petroleum Policy and the rate of exchange prevailing on the date of transaction except as specifically provided herein. Payments for any Petroleum purchased from foreign Working Interest Owners by the President or his designee shall be by remittance in United States Dollars to a bank designated by the foreign Working Interest Owners of an amount equivalent to the invoiced price of Petroleum purchased during the month within thirty
         (30) days of receipt of invoice. If not so paid, the liquidated damages shall be paid on the unpaid balance after the due date at the rate per annum of 1.5 percentage points above the London interbank offer rate ("LIBOR") for one month deposits of U.S. Dollars as reported by an agreed publication.

9.4 The President shall have the right to purchase all or a portion of any Working Interest Owners' share of Petroleum in case of a national emergency or war at the price determined in accordance with Article 9.1.





                                                                 [PAGE # ... 31]

                                  ARTICLE - X

                             DISPOSAL OF PETROLEUM


10.1 Each Working Interest Owner shall have the right to take in kind and separately dispose of its share of Petroleum produced and saved in accordance with this Agreement, the Licence or any Lease at competitive prices on arm's length basis under which the consideration is wholly cash payable on normal terms. Subject to Article IX and the Rules, each Working Interest Owner shall have the right to export from Pakistan, free from any export restriction, duty or similar tax its share of Petroleum, including Petroleum delivered to it in accordance with the provisions of the Joint Operating Agreement, or to otherwise dispose of such Petroleum. The President shall issue or cause to be issued any permits or authorizations required for such exports within a reasonable time and no export duties or other fees shall be levied or charged.

         If requested by the President at any time or from time to time, Private Working Interest Owners shall use their good offices to assist OGDC and Government Holdings in disposing of shares of Petroleum produced hereunder at the best available prices; provided that in no event shall Private Working Interest Owners be required to purchase or otherwise provide a market for OGDC and/or Government Holdings' share of Petroleum produced hereunder. The OGDC and Government Holdings shall reimburse the Private Working Interest Owners for all expenses incurred in rendering to the OGDC and Government Holdings any such assistance on a no-profit no-loss basis.

10.2 The Working Interest Owners shall refrain from exporting Petroleum from Pakistan to countries prohibited by the Pakistani laws, regulations and administrative requirements.

10.3 Natural Gas which is not used in Joint Operations, and the processing and utilization of which, in the opinion of the Working Interest Owners, is not economical, shall be returned to the subsurface structure if economical to do so, or may be flared with the approval of the Government in accordance with the Rules. In the event the Working Interest Owners choose not to process and sell Natural Gas, the President may elect to off-take at the outlet flange of the gas-oil separator and use, either itself or through its designee, such Natural Gas if it is not required for Joint Operations. There shall be no charge to the President or his designee for such Natural Gas.





                                                                 [PAGE # ... 32]

                                  ARTICLE - XI

                                FOREIGN EXCHANGE


11.1 The Operator may call for contributions to the Joint Account (as defined in the Joint Operating Agreement) to be made in such currency components (i.e., Rupees or US Dollars and other freely convertible foreign exchanges) as the Operator may from time to time specify, giving due consideration to the currency aspects of Expenditures anticipated to be made under this Agreement. Each Working Interest Owner shall contribute its Badin-II Revised Working Interest share of each currency component.

11.2 The Operator shall be allowed to keep the foreign exchange contributions of the Working Interest Owners, as may be required for incurring Expenditures in foreign exchange, in a foreign currency bank account in a scheduled bank in Pakistan, and shall be free to utilize the amount thereof for incurring foreign exchange Expenditures under the Joint Operating Agreement, subject to appropriate documentation of the amounts utilized.

11.3 If any Private Working Interest Owner assigns an interest to a non-Pakistani assignee pursuant to Article VI, such Private Working Interest Owner shall be allowed to retain abroad and freely dispose of all proceeds resulting from such assignment.

11.4 The Private Working Interest Owners shall be entitled (a) to receive in US Dollars or in Pakistani Rupees payment for their share of Petroleum exported or sold under this Agreement and (b) to retain abroad and freely dispose of such payments in accordance with the relevant foreign exchange rules as in effect on the Effective Date.

11.5 The Working Interest Owners may meet any Rupee obligation which may be discharged within Pakistan (including without limitation obligations to contribute Rupees to the Joint Account for each of the Badin-II Revised Area and obligations to pay taxes and other sums to agencies of the Government) with Rupees obtained pursuant to this Agreement. The President undertakes that the State Bank of Pakistan will make available for sale to the Private Working Interest Owners, as requested, Rupees in sufficient amounts to meet the Private Working Interest Owner needs on surrender of an equivalent amount in US Dollars or other convertible currency.

11.6 The Working Interest Owners shall effect all purchases and sales of Rupees contemplated in this Agreement (including without limitation the purchase of





                                                                 [PAGE # ... 33]

         Rupees for contribution to the Joint Account for the Badin-II Revised Area as provided in Article 11.1, the sale of Rupees and the purchase of Rupees to meet local obligations as provided in Article 11.5) at the official rate of exchange established by the Foreign Exchange Rate Committee on the day of the relevant purchase or sale of Rupees. The President undertakes that such rate of exchange shall never be such as to constitute a discrimination against any Private Working Interest Owner in particular or the Petroleum industry in general.

11.7 The Private Working Interest Owners shall pay cash royalties in the currencies for which the corresponding production was sold.

11.8 The Private Working Interest Owners shall remit funds to Pakistan through normal banking channels sufficient to meet all Pakistan Rupee obligations under this Agreement to the extent Rupees are not available in Pakistan.

11.9 The Private Working Interest Owners shall not avail themselves of any Rupee borrowing facilities.





                                                                 [PAGE # ... 34]

                                 ARTICLE - XII

                              IMPORTS AND EXPORTS


12.1     (a)     The Operator, its contractors and subcontractors engaged in
                 Petroleum Operations under this Agreement shall be permitted to import, export, transfer and dispose of the machinery, equipments, materials, specialised vehicles, accessories, spares, chemicals and consumables, etc. in accordance with SRO
                 367(1)/94 dated 9th May, 1994 (Annexure IV - Exhibit A) as amended from time to time, provisions of CGO-2/93 dated 20th
                 May, 1993 wherever applicable (Annexure IV - Exhibit B), and the provisions of this Agreement. No license or import-cum-export authorization fee shall be levied on such imports/exports in accordance with Import Fee Order 1993 as amended by SRO 336(1)/94 dated 26th April, 1994 (Annexure IV -
                 Exhibit C).

         (b) The initial list of machinery, equipment, materials, specialised vehicles, accessories, spares, chemicals and consumables, etc. required for Petroleum Operations approved by the relevant Regulatory Authority under Article 12.1(a) above is attached as Annexure IV - Exhibit D hereto. The Operator shall, however, as provided in Rule 60 of the Rules, give preference to goods which are produced or available in Pakistan and services which are rendered by Pakistani nationals and companies provided such goods and services are offered on competitive terms. National firms which appear capable of supplying goods and services to the type demanded shall always be included in invitations to bid. For classification of items imported by a Petroleum Sector Company, its contractors or subcontractors, the harmonized system of classification will be followed. The local manufacturers and producers of the Petroleum Sector machinery and equipment etc. will be entitled to concessions contained in SRO 366(1)/94 dated 9th May, 1994 (Annexure IV - Exhibit E) and SRO 798(I)/90 dated July 30, 1990.

         (c) Foreign employees and consultants of the Operator and its contractors and subcontractors will be entitled to import/export of used and bonafide personal and household effects, excluding passenger vehicles, in accordance with instructions contained in Central Board of Revenue's letter C. No. 10(14)/93-ICM&CON dated 13th June, 1994 (Annexure IV - Exhibit F).





                                                                 [PAGE # ... 35]

12.2 The Operator, its contractors or their subcontractors shall be entitled to export such of their items as have been imported into Pakistan and are not required for the Petroleum Operations without restriction and without the payment of any fee, tax or export duty. The Operator shall ensure that equipments/materials imported by itself, its contractors or subcontractors under this Article XII against its import-cum-export authorization are exported if all the Joint Operations under this Agreement are terminated unless otherwise permitted in accordance with this Agreement.

12.3 Import of the items permitted under this Article XII hereof shall be allowed subject to the following conditions:

         (a) A condition shall be stamped on the import authorizations that the item shall not be sold in Pakistan except with prior permission of the Government.

                 The permission required under this Article 12.3(a) shall not be necessary with respect to the transfer of title to any property made pursuant to or incidental to any assignment by the Working Interest Owners of all or any part of their Working Interest under the provisions of Article I of this Agreement.

         (b) The Operator shall maintain proper accounts, statements and records of all consumable stores received and expended and send copies thereof (in duplicate) to the Ministry of Commerce concerned by the 30th of January each year and finally within thirty (30) days of the closing of operations in Pakistan.

         (c)     (i)      Commissary stores can be imported after the first
                          arrival of an expatriate employee of the Operator
                          (Petroleum Sector Exploration and Production
                          Company), its contractors and their subcontractors in accordance with instructions contained in the Central
                          Board of Revenue's letter C.No. 10(14)/93-ICM&CON dated 13th June, 1994 (Annexure IV - Exhibit F). Such imports shall be confined to the items shown in Annexure IV - Exhibit G excepting such items as are locally available of proper standard. Such items shall be specified by the Ministry of Commerce once each year in the month of January.

                 (ii) As soon as an expatriate employee arrives in Pakistan, an application will be made for the grant of an import permit for the commissary stores required for his indicating the duration of his programmed stay in Pakistan.





                                                                 [PAGE # ... 36]

                 (iii) Accounts for the sale of tobacco and liquor (if imported) and drugs will be maintained for each individual while those of the other items will be maintained on an over-all basis.

                 (iv) Items of food and other commissary goods will be stamped clearly to avoid resale in the market.

                 (v)      CBR booklets will be maintained by individuals.

         (d) Any other items of personal use, e.g. arms and ammunition, pets etc., will not be permitted unless the conditions for their import such as arms licences from district authorities, quarantine requirements, etc. are fulfilled.

12.4 Subject to the rights granted under the provisions of this Agreement and particularly those granted under this Article XII, any items banned for import into Pakistan under the Import Policy in force from time to time shall not be permitted without specific permission to be obtained before shipment of goods from abroad.

12.5 The Operator and its contractors and subcontractors shall not be liable to pay any tax, assessment, levy, octroi or charge imposed or levied on the transportation or movement of the scheduled machinery and equipment to and from the Badin-II Revised Area or on any item imported/exported under this Article XII.

12.6 Imports/Exports under this Article shall be affected in accordance with the Import/Export Policy in force on the Effective Date.

12.7 At least ten percent (10%) of the value of computer software contracts shall be utilized by the Operator for using local software capabilities, subject to such software capabilities being available in Pakistan at a competitive price.

12.8 Operator, its contractors and subcontractors, shall be entitled at any time to export any item or items for replacement, repair, modification or renovation, and may re-import the same without the payment of additional import duties subject to the production of a certificate from the Director General Petroleum Concessions that the item needs to be exempted for the said purpose.





                                                                 [PAGE # ... 37]

                                 ARTICLE - XIII

                                    TAXATION


13.1 The profits or gains of each of the Working Interest Owners derived from the operations hereunder and the determination of the tax thereon shall be computed for purposes of Income Tax in accordance with the provisions of the Income Tax Ordinance, 1979 (No. XXXI of 1979) hereinafter referred to as the "Ordinance" and the rules contained in
         Part I of the Fifth Schedule to the Ordinance, (hereinafter referred to as the "Fifth Schedule") as in force on the Effective Date.

13.2 Where any Expenditures allocable to a Surrendered area or to a drilling of a dry hole are deemed to be lost under Rule 2(2) of said Schedule to the Ordinance, such Expenditures shall be allowed to the Private Working Interest Owners as provided in Rule 2(3) (a) of the Fifth Schedule in accordance with the amount actually spent by the respective Working Interest Owner at the time such Expenditure was incurred in the Badin-II Revised Area; provided, however, that, in accordance with Clause (3) of the Fifth Schedule, all Expenditures deemed to have been lost in terms of Rule 2(2) of the same Schedule shall be allowed to be set off against all other income of the Working Interest Owner (other than dividend income) accruing or arising from or under any separate business or undertaking or this Agreement or from any other past, present or future agreement entered into by the Working Interest Owners with the President or the Government for Petroleum exploration and development or from any other activity, on a fully consolidated basis in accordance with Rule 2(3) of the Fifth Schedule. Each Private Working Interest Owner hereby elects Subrule 2(3)(a) of the Fifth Schedule. OGDC hereby elects Subrule 2(3)(b) of the Fifth Schedule.

13.3 In accordance with the provisions of Rule 4 of the Fifth Schedule, read with the Act, the sum of payments by each of the Working Interest Owners to the Government and taxes on income shall be limited to fifty-five percent (55%) of profits or gains derived from the operations or part of the operations. Provided that the aggregate of the taxes on income and other payments to the Government shall not be less than fifty percent of the profits or gains derived from the said operations before the deduction of the payments to Government but after making the depletion allowance for determining such profits and gains as allowed under Rule 3 in Part I of the Fifth Schedule.





                                                                 [PAGE # ... 38]

13.4 In accordance with Clause (2) of the Fifth Schedule, royalty shall be payable by the Working Interest Owners at the rate of twelve and one-half percent (12-1/2%) of the Wellhead Value of any Petroleum produced and saved by the Working Interest Owners and, for the purposes of Article 13.3 hereof, shall form part of the sum of payments to the Government.

13.5 Depreciation shall be allowed to the Working Interest Owners in accordance with the provisions of the Ordinance and in particular the Third Schedule thereof.

13.6 In case of any conflict in respect of taxation matters between any of the provisions of this Agreement including its Annexes, and the provisions now in effect of the Ordinance, and the Fifth Schedule thereof, read with the Regulations as amended and in force on the Effective Date, the provisions of the latter shall prevail.





                                                                 [PAGE # ... 39]

                                 ARTICLE - XIV

                                 FORCE MAJEURE


14.1 Performance under and pursuant to this Agreement, the Badin-II Revised Licence and any Lease by any Working Interest Owner (including the Operator) shall be excused in the event such performance is prevented by act of God, by law, war, strikes, lockouts, fires, floods, tornadoes, cyclones, typhoons, lightning, explosions, acts of public enemy, riot, insurrection or civil disturbance, acts or omissions to act of authorities, or other happenings beyond the reasonable control of any Working Interest Owner (including the Operator) and will not be deemed to be a breach of this Agreement; provided, however, the Working Interest Owner will be required to use reasonable diligence in overcoming the obstacle, and the performance will be resumed within a reasonable time or such time as may be agreed by the parties hereto after the obstacle has been removed.

14.2 The term of this Agreement and of the Badin-II Revised Licence, a Lease or the period provided in this Agreement for the performance by any Working Interest Owner of any obligation, the performance of which was prevented or delayed by an event of force majeure as the case may be, shall be extended for a period equal to the duration of the force majeure situation and such further period as is reasonably required to resume operations.

14.3 In the event force majeure exceeds a period of three (3) continuous years during the term of the Badin-II Revised Licence, the Operating Committee or the Government may terminate the Badin-II Revised Licence or this Agreement as it relates to the Licence on three (3) months written notice and shall thereby be relieved of all outstanding work obligations and training and social welfare obligations that have not yet accrued under or with respect to the Badin-II Revised Licence. In the event that the Badin-II Revised Licence is terminated pursuant to this Article 14.3, the Working Interest Owners shall have the right to be regranted the Badin-II Revised Licence for the remaining period of its term within six (6) months after being notified in writing by the Government that the conditions giving rise to the event of force majeure no longer exist.





                                                                 [PAGE # ... 40]

                                  ARTICLE - XV

                           MANAGEMENT AND OPERATIONS


15.1 Union Texas, as Operator, shall prepare an annual work programme and budget for the Badin-II Revised Area for each Calendar Year during the term of this Agreement. Each such proposed work programme and budget shall set out in reasonable detail the work to be carried out, facilities to be purchased or created, training and employment programmes, Expenditures on establishment, salaries and wages, social welfare schemes to be undertaken, and an estimate of the Expenditures to be incurred.

15.2 Such annual work programmes and budgets shall be prepared and submitted to the Working Interest Owners at least sixty (60) days prior to the first day of the Calendar Year covered thereby.

15.3 All matters concerning Joint Operations conducted with respect to the Badin-II Revised Area required to be submitted for the approval by the Operating Committee pursuant to the Joint Operating Agreement shall be submitted for approval to an Operating Committee composed of at least one representative of each Working Interest Owner. The President shall nominate the Chairman of the Operating Committee who shall have no vote. The representative of each Working Interest Owner shall have a vote equal to the Badin-II Revised Voting Interest of such party. All decisions or determinations of the Operating Committee shall require a vote equal to fifty-five percent (55%) of the Badin-II Revised Voting Interests (determined at the time and with respect to the subject matter of the decision or determination before the Operating Committee) of the Working Interest Owners, except as otherwise provided in Article 5.2 and Article 8 of the Joint Operating Agreement.

15.4 The Operator shall conduct all exploration, exploitation, drilling, development and production operations in accordance with this Agreement and the Rules. In case the Rules or this Agreement do not provide for a specific operation, then customary good oil field practice will be followed. The Operator shall set up an organization in Pakistan with sufficient competence and capacity to conduct and perform the Joint Operations in accordance with the provisions of the Rules and this Agreement.

15.5 The Working Interest Owners shall on Surrender of the entire Badin-II Revised Area or part thereof during the term of this Agreement deliver to the President all data in original form including but not limited to geological, geophysical surveys and drilling operations together with interpretation, shotpoints, vibrated





                                                                 [PAGE # ... 41]
         points, magnetic tapes and other data, plans and charts thereof relevant to the area Surrendered. On receipt of the above, the President shall enjoy sole proprietary rights thereto, provided that each Working Interest Owner may retain a copy thereof for use in evaluating any retained part of the Badin-II Revised Area. All such data retained by the Working Interest Owners delivered to the President shall continue to be subject to the obligations of confidentiality as set forth in Article 11 of the Joint Operating Agreement.

15.6 The Operator shall as far as is reasonably practicable correctly label and preserve for a period of twelve (12) months for reference characteristic samples of strata or water encountered in any bore-hole or well and samples of any Petroleum discovered in the Badin-II Revised Area. The characteristic samples of said strata shall include, but shall not be limited to, cuts of all cores and cuts of all ditch samples. All characteristic samples, including ditch and core samples, shall be supplied by the Operator to the President automatically without any request being made by the President.

15.7 Any person or persons authorized by the Director General Petroleum Concessions shall be entitled, at the cost of the Working Interest Owners, to be present at their sole risk during any or all of the Joint Operations, provided, that such persons abide by the applicable safety rules. The Director General Petroleum Concessions shall give to the Operator reasonable notice of such authorizations.

15.8 The Operator may utilize for the purpose of Joint Operations, drilling and other equipment owned by OGDC or any of the Working Interest Owners (or their respective Affiliates) as may be available from time to time, provided that such equipment, in the opinion of the Operator, in consultation with the Operating Committee, is suitable and adequate for the efficient and expeditious performance of the Joint Operations and that the cost, quality, and other conditions for the use of the same are competitive with those applicable to comparable equipment then available from any other source.

15.9 Subject to approval in accordance with Rule 34 of the Rules, the Working Interest Owners have the right to lift and transport Petroleum from each of the Badin-II Revised Area, either through transportation facilities owned wholly or partly by them or through access transportation facilities owned by a third party.

         The Working Interest Owners and their respective Affiliates and third party customers shall have the right and liberty to transport Petroleum produced from the Badin-II Revised Area in such tankers as they may see fit; provided, that in the event a Working Interest Owner or its Affiliates wishes to charter any tanker at any time to transport any such Petroleum as they may own or have





                                                                 [PAGE # ... 42]
         acquired and the President or any other Pakistani owner then having available a Pakistani flag tanker which appears to the Working
         Interest Owner or its Affiliates to be acceptable after consideration of the age and state of condition and repair of the tanker and suitable in all other respects for that purpose, the Working Interest Owner or its Affiliate shall give preference to chartering such tanker; provided that the duration, rates and conditions of any such charter shall be agreed between the parties and the said rates and conditions shall be competitive with those prevailing in the international market.

15.10    (a)     Each Working Interest Owner and the Operator shall undertake to abide and comply with the instructions issued by the Government from time to time in relation to the matters set out below:

                 (i) the foreign nationals employed by the Operator before arriving in Pakistan shall possess complete and authorized travel documents for their stay in Pakistan. In case they wish to extend their stay in Pakistan beyond the specified period, they shall obtain prior permission from the appropriate authorities;

                 (ii) the employees of the Operator shall refrain from taking photographs of prohibited and restricted sites;


                 (iii) the employees of the Operator shall not visit areas within ten (10) miles of the international border;

                 (iv) the programme of visits and movements of field survey parties shall be forwarded to appropriate authorities, local administration and the Director General Petroleum Concessions well in advance;

                 (v) in the case of intended visits to the Badin-II Revised Area, the Operator shall furnish the names, nationalities and passport numbers (with places of issue and validity periods) of foreign nationals employed by the Operator and its contractors and sub-contractors well in advance to the appropriate authorities, local administration and the Director General Petroleum Concessions; and;

                 (vi) foreign nationals shall be employed with the requisite work permit and approval from the Government.

          (b) The Operator will use all reasonable endeavours to include in any contract for the Joint Operations with any contractor or subcontractor a provision requiring the employees of such contractors or sub-





                                                                 [PAGE # ... 43]
                 contractors to abide and comply with the instructions referred to in this Article 15.10.

15.11 If and insofar as the Operator may at any time require the use of helicopters for the purpose of its operations under this Agreement and any agency in Pakistan may then have any helicopters available which appear to the Operator to be in all respects suitable for such purpose, the Operator shall hire such helicopters as it may then require from the said agency; provided always, that the terms and conditions for such hiring shall be and remain competitive with those applicable to helicopters of comparable capability then available from any other source.

15.12 The President shall supply to the Operator at an agreed cost, copies of any and all geological, geophysical, well and other data in the public domain which it has in its possession pertaining to the Badin-II Revised Area or any free adjoining acreage. Such data shall be retained in strict confidence by the Operator and shall not be disclosed to any third party (except to its employees consultants, or Affiliates who shall be similarly bound to treat it strictly confidential).

15.13    (a)     The Operator shall furnish to the Director General Petroleum
                 Concessions all reports required in accordance with the Rules.
                 The records and said reports shall be retained in strict confidence by the Director General Petroleum Concessions and shall not be disclosed to any third party (except to Government employees or consultants who shall be similarly bound to treat them as strictly confidential) until the Surrender of that part the Badin-II Revised Area to which such records and reports relate; except as provided for in the Rules.

         (b) The Operator shall submit to the Director General Petroleum Concessions a copy of all plans information, occasional reports including such reports prepared inside and/or outside Pakistan prepared by itself or others relating the Badin-II Revised Area and to all geological, geophysical and drilling operations thereof including but not limited to copies of primary data (field and reservoir data), transparencies of seismic sections, interpretations, graphs, charts and well logs as provided in the Rules.

         (c) The Operator shall furnish to the Director General Petroleum Concessions such other plans and information as to the Joint Operations in the Badin-II Revised Area as the Director General Petroleum Concessions may from time to time require.





                                                                 [PAGE # ... 44]

         (d) The Operator shall on Surrender of the entire Badin-II Revised Area or part thereof, during the term of this Agreement, deliver to the President all data in original including but not limited to geological, geophysical surveys and drilling operations together with interpretations, shot-points, vibrated points, magnetic tapes, transparencies of seismic sections etc. plans and charts thereof. On receipt of the above, the President shall enjoy sole proprietary rights thereto.

         (e) The Working Interest Owners shall maintain the confidentiality of the data required during the term of the Badin-II Revised Licence or any Lease in accordance with the provisions of this Agreement after the termination of this Agreement; provided, however, that the Working Interest Owners may disclose any such information to a third party if such third party enters into an appropriate confidentiality agreement.

15.14 Unless otherwise agreed to by the Government, in case of export of any rock or Petroleum samples from Pakistan for the purpose of testing and analysis, samples equivalent in size and quantity shall, before such exportation, be delivered to the Government.





                                                                 [PAGE # ... 45]

                                 ARTICLE - XVI

                                  ARBITRATION


16.1 Any question or dispute between one or more Private Working Interest Owners, as one party, and the President, as the other party, arising out of or in connection with the terms of this Agreement or the Badin-II Revised Licence or any Lease granted pursuant to this Agreement (regardless of the nature of the question or dispute) shall, as far as possible, be settled amicably. Failing an amicable settlement within a reasonable period (which in no event shall exceed three (3) months after any party to such dispute gives to the other party notice of its intention to submit such question or dispute to arbitration) such question or dispute shall at the request of any such party be submitted to the International Centre for Settlement of Investment Disputes (hereinafter called the "Centre") established by the "Convention on the Settlement of Investment Disputes Between States and Nationals of Other States" and the President and Union Texas, Occidental, OGDC and Government Holdings to the extent required by said Convention, hereby consent to arbitration thereunder. The venue of the arbitration shall be as mutually agreed between the parties to such dispute, in Pakistan or elsewhere. If such mutual agreement cannot be reached, the venue shall be decided by the Centre. The award rendered shall be final and conclusive. The judgment on the award rendered may be entered in any court having jurisdiction or application may be made in such court for a judicial acceptance of the award and an order of enforcement as the case may be.

16.2 If, for any reason, the request for arbitration proceedings is not registered by the Centre, or if the Centre fails or refuses to take jurisdiction over such dispute or the President is not a party to the dispute, such dispute shall finally be settled by arbitration at The Hague under the Rules of Arbitration of the International Chamber of Commerce (the "Chamber Rules") and by three (3) arbitrators appointed in accordance with the Chamber Rules. No such arbitrator shall be a national of Pakistan or of the United States of America or the nationality of any other party to the dispute nor shall any such arbitrator be an employee or agent or former employee or agent of any party to the dispute. The award rendered shall be final and conclusive. The Judgment on the award rendered may be entered in any court having jurisdiction or application may be made in such court for judicial acceptance of the award and an order of enforcement as the case may be.

16.3 This Article XVI shall apply only in a case of a dispute between the Working Interest Owners or between the Working Interest Owners and the President. In





                                                                 [PAGE # ... 46]
         the event of a dispute between the Pakistani Working Interest Owners or a dispute between the Pakistani Working Interest Owners and the President the arbitration shall be conducted in accordance with the Arbitration Act, 1940.





                                                                 [PAGE # ... 47]

                                 ARTICLE - XVII

                                    REFINERY


17.1 No Private Working Interest Owner shall be required to erect a refinery, notwithstanding any provisions of the Rules.

17.2 The Private Working Interest Owners renounce any claim to participate, on grounds of the production of Crude Oil in Pakistan, in any refinery which may be erected by the President.





                                                                 [PAGE # ... 48]

                                ARTICLE - XVIII

                                 OTHER MINERALS


18.1 When any mineral, other than Petroleum and minerals necessary for the generation of nuclear energy, is discovered by the Working Interest Owners and the President does not have a pre-existing policy for development and exploitation of such mineral by a non-Pakistani corporation, a Working Interest Owner shall have the right to elect within six (6) months after the date on which Operator notifies the Director General Petroleum Concessions of such discovery, to develop and exploit such mineral subject to reaching an accord after such election with the appropriate licensing authority as to the terms and conditions of an agreement governing the development and exploitation of such mineral. The minerals necessary for the generation of nuclear energy include, among others:

                                   1.Uranium
                                   2.Thorium
                                   3.Zirconium
                                   4.Niobium
                                   5.Hafnium
                                   6.Lithium and
                                   7.Vanadium

18.2 Discovery of all minerals necessary for the generation of nuclear energy shall be reported by Operator to the Pakistan Atomic Energy Commission and the Director General Petroleum Concessions. The Working Interest Owners shall have no right to develop and exploit such minerals unless specific approval/concurrence is given by Pakistan Atomic Energy Commission for the development and exploitation of these nuclear minerals.

18.3 Minerals, other than those necessary for the generation of nuclear energy, produced in suspension or combination with Petroleum shall belong to the Working Interest Owners, subject to payment of royalty if marketed. Royalty shall be at the rate specified by the appropriate authority.

18.4 The income derived from the minerals, other than those necessary for the generation of nuclear energy, produced in suspension or combination with Petroleum shall be governed by Part II of the Fifth Schedule of the Income Tax Ordinance 1979 (NO.XXXI of 1979) as amended from time to time.





                                                                 [PAGE # ... 49]

                                 ARTICLE - XIX

                                     AUDIT


19.1 The Operator shall maintain correct records and accounts of all Expenditures made for Joint Operations, of all production obtained from the Badin-II Revised Area and of all property acquired for the Joint Account in accordance with customary industry practices and the Accounting Procedure. The accounts shall be audited for the period from the Effective Date to the end of the Calendar Year, and thereafter annually by an independent firm of Chartered Accountants selected by the Operator and approved by the Operating Committee. Copies of the audit reports shall be delivered to the President and to each of the Working Interest Owners within six (6) months of the end of each Calendar Year. If neither the President nor the Working Interest Owners or any of them shall take exception to any such audited accounts within twenty-four (24) months after its receipt of copies of the report relating thereto, the same shall be final and binding on the Working Interest Owners and the President; provided, however, that the accounts and support vouchers and documents, together with such reasonable facilities as may be required for the audit of the Joint Operations, shall be made available to the Auditor General of Pakistan (with notification to the Director General, Petroleum Concessions that this has been done) who may take such action as he deems fit within two (2) years from the date of receipt of the said report by the President and the President and the Working Interest Owners shall, where necessary, take appropriate action with regard to any matter arising out of the Auditor General's report.

19.2 The President or any non-Operator shall have the right, at its sole cost to audit the Joint Account and related records for any Calendar Year or portion thereof within two (2) years of the date of the receipt of audit report provided in accordance with Article 19.1 with respect to such Calendar Year, provided that thirty (30) days advance notice is given to the Operator.





                                                                 [PAGE # ... 50]

                                  ARTICLE - XX

                               PRODUCTION BONUSES

20.1 With respect to Petroleum produced and saved from the Badin-II Revised Area, the Private Working Interest Owners, shall pay the Government on a Badin-II Revised Area basis, the following production bonuses:

                 BONUS AMOUNT                        CUMULATIVE
                 IN US DOLLARS                       PRODUCTION
                                                     FROM THE BADIN-II
                                                     REVISED AREA
                                                     (MMBOE)

                 $500,000                            On Commencement
                                                     of Commercial
                                                     Production from the
                                                     Badin-II Revised Area

                 $1,000,000                                 30
                 $1,500,000                                 60
                 $3,000,000                                 80
                 $5,000,000                                 100

20.2 Pakistani Working Interest Owners other than OGDC and Government Holdings will pay their share of production bonuses in Pakistani Rupees.

20.3 Subject to the application of Article 6.4 of the Joint Operating Agreement, payments due under Article 20.1 shall be made within sixty
         (60) days after the occurrence of the first Commercial Production in the Badin-II Revised Area and the remaining bonuses shall be payable within sixty (60) days after each cumulative level of production as set forth in Article 20.1 has been attained with respect to Petroleum production from the Badin- II Revised Area. As long as the Government is OGDC's majority shareholder, OGDC will not be subject to production bonuses payable in accordance with the provisions of this Article XX. However, once the Government no longer owns a majority of the outstanding shares of OGDC, OGDC shall be obligated to pay its Badin-II Revised Working Interest share of the production bonuses as required by this Article.

20.4 Payments made under this Article XX are not to be amortized, expensed or credited for Pakistani Income Tax purposes.





                                                                 [PAGE # ... 51]

                                 ARTICLE - XXI

                                   INSURANCE


21.1 The Operator shall comply with all workmen's compensation and employers' liability laws and other insurance laws of Pakistan. The Operator shall also take out such insurance for the benefit of the Joint Account of the parties, naming them as insured parties, as may be determined by representatives of the parties. The Operator shall require all contractors engaged in work in the Badin-II Revised Area under this Agreement to similarly comply with such insurance as the Operator may require.

21.2 The Working Interest Owners shall in accordance with Rule 70 of the Rules, during the term of this Agreement, indemnify, defend and hold the President and the Government effectively indemnified against all proceedings, costs, charges, claims, losses, damages and demands whatsoever, including, without limitation, claims for loss or damage to property or injury or death to persons, caused by or resulting from any Joint Operations conducted by or on behalf of the Working Interest Owners; provided, however, that the Working Interest Owners shall not be held responsible to the Government under this Article for any loss, claim, damage or injury caused by or resulting from any negligent act or wilful misconduct by personnel of the President and/or Government or from any action of or against the President and/or Government. Any obligation to indemnify the Government arising under this Agreement shall be borne by the Working Interest Owners in proportion of their respective Badin-II Revised Working Interest determined at the time of the event or occurrence giving rise to the obligation to indemnify the President and/or Government.

21.3 At the request of the President, the Working Interest Owners shall provide evidence of any insurance required pursuant to this Agreement.





                                                                 [PAGE # ... 52]

                                 ARTICLE - XXII

                    TRAINING, EMPLOYMENT AND SOCIAL WELFARE


22.1 The Operator agrees to employ qualified nationals of Pakistan for Joint Operations and, to undertake schooling and training for staff positions, including administrative and executive management positions. Preference will be given to employment of nationals and unskilled workers from the Badin-II Revised Area. The Operator will require its contractors and subcontractors, operating in Pakistan, to do the same. The Operator undertakes to gradually replace its expatriate staff with qualified nationals as they become available. An annual programme for employment and training of nationals of Pakistan shall be determined by the Operator in consultation with the Director General Petroleum Concessions. Such programme shall be included in the annual work programme and budget.

22.2 Within thirty (30) days of the end of each Calendar Year, the Operator shall submit a written report to DGPC describing the number of personnel employed, their nationality and positions and the status of training programmes for nationals of Pakistan.

22.3 The Operator may also be required in accordance with Rule 61(2) of the Rules to establish a programme, satisfactory to the President, to train government personnel locally and abroad to develop the capability of such personnel to effectively perform their duties related to the supervision of the Petroleum industry. Such training programme shall cover both technical and management disciplines (e.g., geology, geophysics, engineering, project management, accounting, legal) and shall include on-the-job training and participation in in-house seminars.

22.4 The Private Working Interest Owners, shall, in the aggregate spend for training a minimum US Dollars $10,000 per Calendar Year prior to the date of the first Commercial Production. Commencing with the date of first Commercial Production the minimum Expenditures for training in each Calendar Year shall be increased to US$25,000 per Calendar Year. This Expenditure will be subject to upward review from time to time. The unspent training amount during a Calendar Year unless agreed otherwise shall be deposited into a special account maintained for that purpose by the DGPC.

22.5 For each Calendar or portion thereof during the term of this Agreement, the Private Working Interest Owners shall expend the amounts set forth herein for the social welfare of the communities in and around the Badin-II Revised Area.





                                                                 [PAGE # ... 53]

         Prior to Commercial Production from the Badin-II Revised Area, the Private Working Interest Owners shall, in the aggregate, expend a minimum of US$20,000 per Calendar Year. After Commercial Production the Private Working Interest Owners shall, in the aggregate, expend the minimum amounts set opposite the daily average rate of production from the Badin-II Revised Area attained for the Calendar Year for which such payment is to be made.


                 BADIN-II REVISED AREA                           AMOUNT PER YEAR
                 RATE OF PRODUCTION                                (US DOLLARS)
                  (BOE/DAY)
                 Less than 2,000                                     $20,000
                 2,001 - 5,000                                       $40,000
                 5,001 - 10,000                                      $75,000
                 10,001 - 50,000                                    $150,000
                 More than 50,000                                   $250,000

22.6 All such Expenditures made pursuant with this Article XXII shall be treated for Pakistani income tax purposes as wholly and exclusively incurred for the purposes of the income under rule 2(3), 2(4) or 2(5) of the Fifth Schedule, as may be applicable.





                                                                 [PAGE # ... 54]

                                ARTICLE - XXIII

                             DEVELOPMENT FINANCING


23.1 Subject to Article 11.9, any of the Working Interest Owners shall have the right to obtain project financing for the development of any Commercial Discovery made in the Badin-II Revised Area. The President, upon request of a Working Interest Owner, shall, where possible, use its good offices to assist in all things necessary to facilitate project financing by a consortium of banks for any portion of the development costs.

23.2 Subject to Article 11.9, any Working Interest Owner may, upon informing the other Working Interest Owners and with the approval of the President, which shall not be unreasonably withheld, mortgage and pledge, by way of mortgage and hypothecation, any or all of its rights hereunder, to secure the prompt payment of sums of money, principal and interest, so borrowed, and the full and faithful discharge of any and all obligations which it may undertake to obtain financing for the purpose of this Agreement.





                                                                 [PAGE # ... 55]

                                 ARTICLE - XXIV

                            PARENT COMPANY GUARANTEE


24.1 The Private Working Interest Owners shall on the Effective Date furnish a parent company guarantee as per the format of Annexure-V.





                                                                 [PAGE # ... 56]

                                 ARTICLE - XXV

                           EFFECTIVENESS AND DURATION


25.1 This Agreement shall be and remain in full force and effect commencing on the Effective Date and so long thereafter as the Working Interest Owners shall own any interest in the Badin-II Revised Licence or any Lease granted with respect thereto, or until a final settlement has been made after the Surrender of the entire Badin-II Revised Area, expiration or termination of Petroleum rights granted under this Agreement, the Badin-II Revised Licence or any Lease granted with respect to the Badin-II Revised Licence.





                                                                 [PAGE # ... 57]

                                 ARTICLE - XXVI

                                    ROYALTY


26.1 The Working Interest Owners shall pay to the government a royalty equal to twelve and one-half percent (12- 1/2%) of the Wellhead Value of the Working Interest Owners' annual gross production of Petroleum produced and saved in each Calendar Year from the Badin-II Revised Area subject to the Rules and the other provisions of this Agreement.

26.2 Royalty shall be payable in cash and/or kind at the option of the Government.

26.3 Royalty in cash shall be payable monthly within ten (10) days from the date of the receipt of the invoice proceeds. Payment shall be accompanied by a certificate from the Working Interest Owner setting forth in detail the basis for computation of the royalty. Such certificate shall be in a form acceptable to the Government.

26.4 From the amount of royalty payable in respect of a Lease, there shall be deducted the amount of Lease rent paid for the corresponding period.

26.5 For the purposes of determining the amount of the royalty due, the Wellhead Value of the Petroleum shall be determined in accordance with
         Article VII.

26.6 If the Government elects to take the royalty, or any part thereof, in kind, it shall notify the Working Interest Owners in accordance with the provisions of Article 26.7.

26.7 If the Government elects to take the royalty on Petroleum in kind, it shall initially so notify the Operator in writing not less than six
         (6) months prior to the commencement of deliveries of such Royalty Petroleum, and thereafter not less than ninety (90) days prior to the commencement of each six (6) month semester of each Calendar Year specifying the quantity, and designating the grade and quality of Royalty Petroleum that it elects to take, based upon the Operator's estimates of production. Final adjustments shall be made within ninety
         (90) days of the end of each Calendar Year on the basis of actual quantifies. Such notice shall be effective for the ensuing six (6) month semester of that Calendar Year. Failure to give such notice shall be conclusively deemed to evidence the election by the Government not to take any Royalty Petroleum.





                                                                 [PAGE # ... 58]

26.8 Royalty Petroleum shall be delivered by the Operator, free of cost to the Government subject to Article 27.5, at regularly spaced intervals at the field terminal unless otherwise agreed. The Government shall provide at the field terminal, at its sole expense, all storage, transportation and other facilities necessary to receive such Royalty Petroleum; provided, however, that if production of Petroleum is not unreasonably impaired, the Government may use twelve and one-half percent (12-1/2%) of field tank storage capacity for storage of Royalty Petroleum free of charge; and if additional storage capacity is available and is not required for Joint Operations and is utilized to store Royalty Petroleum, the Government shall pay the Working Interest Owners at the current rate for such field storage, and if no such current rate is established, then at a fair rate to be agreed upon in the light of accepted oil field practices.


26.9 Each of the Private Working Interest Owners shall deliver to the Government, at the time that the audit report required under 19.1 is delivered, a certificate prepared by their respective chartered accountants that certifies for its Working Interest, for the year to which the certificate relates that (i) its depletion allowance has been calculated using Wellhead Value for tax purposes determined in accordance with the applicable tax laws, (ii) its royalty has been valued using the Wellhead Value in accordance with the Rules and this Agreement, (iii) its processing charges on royalty, if paid, have been deducted from its operating expenses or declared as "other income" for tax purposes, and (iv) the amounts described in clauses (i), (ii) and
         (iii) have been reflected in its audited accounts.





                                                                 [PAGE # ... 59]

                                ARTICLE - XXVII

                                 MISCELLANEOUS


27.1 The Operator shall conduct all exploration, exploitation, drilling, development, production and other operations hereunder in accordance with this Agreement the Joint Operating Agreement, the Rules and good oilfield practices. Consistent with this requirement the Operator shall endeavour to minimize exploration, development, production and operating costs and to maximize the ultimate economic recovery of Petroleum from the Badin-II Revised Area.

27.2 The Operator shall not start production from any well before testing and making sure to the reasonable satisfaction of the President's representative, that the well has been properly completed in accordance with the Rules and good oilfield practices.

27.3 In connection with Operations provided for and described in this Agreement, the Operator shall use the helicopters of Pakistan International Airlines Corporation or other Government agencies, as needed, provided such helicopters are suitable in the opinion of Operator and available on terms comparable to those offered by international operators in comparable areas.

27.4 If the President elects to receive the royalty in kind as provided in accordance with Rule 37 of the Rules, the Working Interest Owners shall deliver the Royalty Petroleum at the nearest operating refinery or main transmission system, as the case may be, at the cost to the Government for transportation, treatment and storage or as the Government may reasonably require, in the same manner as if it were the Working Interest Owners' Petroleum.

27.5 So long as production of Petroleum programmed by the Working Interest Owners is not unreasonably impaired the President may use twelve and one-half percent (12-1/2%) of the field tank storage capacity owned jointly by the Working Interest Owners hereunder for storage of Royalty Petroleum (other than Natural Gas) free of charge. If additional storage capacity is available and is not required by the Working Interest Owners and is utilized to store the President's Royalty Petroleum, the President shall pay the Working Interest Owners therefor at the current rate of storage in the oil fields and, if there shall be no current rate established, then at a fair rate to be agreed upon in the light of accepted oilfield practices.





                                                                 [PAGE # ... 60]

27.6 All pipeline and Crude Oil terminal facilities owned jointly by the Working Interest Owners hereunder shall be reserved for the transportation of Petroleum produced by the Working Interest Owners hereunder; provided, however, that to the extent, from time to time, there is throughput capacity of the Working Interest Owners not being utilized, such pipeline capacity may be used by the President for Petroleum purchased from the Working Interest Owners and by other Petroleum concessionaires in Pakistan, all of whom shall pay the Working Interest Owners for such use a fee computed on a unit volume/distance basis after taking into consideration the cost of construction, operating and maintaining such pipeline or pipelines, including depreciation thereof, and applicable taxes, and, for users other than the President, a reasonable profit. The Working Interest Owners shall not be responsible for the loss during transportation or storage of Petroleum belonging to the President. Income derived from such transportation and storage shall be governed by the Fifth Schedule to the Income Tax Ordinance, 1979, as in force on the Effective Date. The Working Interest Owners shall be entitled to form a separate company for the ownership and operation of any such pipeline or Petroleum terminal facility.

27.7 This Agreement shall be governed by and shall be given effect under the laws of Pakistan.

27.8 This Agreement sets forth the entire agreement reached between the Working Interest Owners and The President and it shall remain and continue in force and shall be binding upon each of them throughout its duration without any amendment, revision or alteration thereto except as may hereafter be mutually agreed by the Working Interest Owners with the approval of the President, and the Rules, Income Tax Ordinance 1979, Regulation of Mines and Oilfields and Mineral Development (Government Control) Act, 1948 and other laws as in force on the Effective Date shall remain applicable for purposes hereof, whether or not they are subsequently amended or revised; provided, that where any matter is not specifically dealt with in this Agreement, such matter shall be governed in accordance with the applicable provision of the Rules, Income Tax Ordinance 1979, Regulation of Mines and Oilfields and Mineral Development (Government Control) Act, 1948 and other laws as in force on the Effective Date of this Agreement.

27.9 Notices and other communications required to be given under this Agreement shall be considered as properly given if written in the English language and delivered to the addresses respectively shown below:





                                                                 [PAGE # ... 61]
         a]      In the case of the President to:

                 The Secretary Ministry of Petroleum and Natural Resources, 3rd Floor, Secretariat Block "A"
                 lslamabad.
                 Telephone        :    (92-51) 211220
                 Telex            :    5862 PETNR PK


         b]      In the case of Government Holdings to:

                 The Director General Petroleum Concessions,
                 Department of Petroleum and Energy Resources,
                 Ministry of Petroleum and Natural Resources,
                 1019-A 19-A, Pak. Plaza,
                 Fazal-e-Haq Road,
                 Blue Area,
                 Islamabad (Pakistan).
                 Attention        :    Director General Petroleum Concessions,
                 Telephone        :    (92-51) 824993
                 Telex            :    54089 TWPET PK


         c]      In the case of Union Texas to:

                 Union Texas Pakistan, Inc.
                 3rd Floor, Bahria Complex
                 24 Moulvi Tamizuddin Khan Road
                 Karachi-74000 (Pakistan).
                 Attention        :    President
                 Telephone        :    (92-21) 5610638, 5610205, 5611194,
                 Telex            :    25258, 29498 UNOTX PK





                                                                 [PAGE # ... 62]
         d]      In the case of Occidental to:

                 Occidental Petroleum (Pakistan), Inc.
                 47-N, Dossal Arcade
                 Blue Area
                 Islamabad (Pakistan).
                 Attention        :    President & General Manager
                 Telephone        :    (92-51) 214261
                 Telex            :    695 OXY IS


         e]      In the case of OGDC to:

                 Oil and Gas Development Corporation
                 Masood Mansion, F-8, Al-Markaz
                 Islamabad (Pakistan).
                 Attention        :    Chairman
                 Telephone        :    (92-51) 8500213
                 Telex            :    5867 OGDC PK, 5692 OGDC PK


Any party may change its address by notifying all other parties thereof in writing at least ten (10) days before the effective date of such change.

27.10 This Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assignees of the Working Interest Owners hereto.

27.11 All headings used herein are for the purpose of reference only and shall not be construed as in any way defining or limiting the meaning of any provision.

27.12 The President hereby approves, on behalf of the Government, the foreign private investment to be made by Union Texas and Occidental and their respective assignees pursuant to this Agreement for purposes of the issuance of such investment insurance and other investment incentives as may be available to the Private Working Interest Owners and their respective assignees from Overseas Private Investment Corporation, an agency of the United States Government or its successors.





                                                                 [PAGE # ... 63]

27.13 All the rules, laws, regulations in effect on the Effective Date, including the Workers' Welfare Fund Ordinance, 1971 and the Companies Profits (Workers' Participations) Act, 1968, shall apply to this Agreement throughout its term whether or not such Rules, Laws and regulations are subsequently amended, repealed or replaced.

27.14 The Operator shall observe all laws, rules and regulations issued by the Government in respect of protection of the environment and safety of operations, including the Mines Act, 1923, the Oil and Gas (Safety in Drilling and Production Regulations, 1974, the Territorial Waters and Maritime Zone Act 1976 and the Pakistan Environmental Protection Ordinance, 1983.

27.15 The Working Interest Owners and the Government will enter into an amendment of the Badin-II PCA to incorporate into the Badin-II PCA the definition of "Lease" as it appears in Article 1.38 of this Agreement and to incorporate such other provisions so as to give effect to that change.


IN WITNESS WHEREOF, this Agreement has been duly executed by the respective parties hereto this 17th day of December, 1994.



                                        FOR AND ON BEHALF OF
                                        THE PRESIDENT OF THE ISLAMIC
                                        REPUBLIC OF PAKISTAN



                                        BY: /s/ UNREADABLE
                                            -----------------------------
                                        NAME:   Unreadable
                                              ---------------------------
                                        TITLE:  Unreadable
                                               --------------------------


                                        WITNESSES:


                                        1. /s/ UNREADABLE
                                           -------------------------------


                                        2. /s/ UNREADABLE
                                           -------------------------------


                                (TO NEXT PAGE)




                                                                 [PAGE # ... 64]

                           (SIGNATURE PAGE CONTINUED)





                                        UNION TEXAS PAKISTAN, INC.



                                        BY: /s/ J.E. KENNEDY
                                            ------------------------------
                                        NAME:   J.E. Kennedy
                                              ----------------------------
                                        TITLE:  President
                                               ---------------------------




                                        WITNESSES:

                                        1. /s/ UNREADABLE
                                           -------------------------------


                                        2. /s/ UNREADABLE
                                           -------------------------------



                                        OCCIDENTAL PETROLEUM (PAKISTAN), INC.


                                        BY: /s/ UNREADABLE
                                            ------------------------------
                                        NAME:   UNREADABLE
                                              ----------------------------
                                        TITLE:  UNREADABLE
                                               ---------------------------


                                        WITNESSES:


                                        1. /s/ UNREADABLE
                                           -------------------------------

                                        2. /s/ UNREADABLE
                                           -------------------------------

                                 (TO NEXT PAGE)





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
                           (SIGNATURE PAGE CONTINUED)


                                        OIL AND GAS DEVELOPMENT CORPORATION



                                        BY: /s/ UNREADABLE
                                            ------------------------------
                                        NAME:   Unreadable
                                              ----------------------------
                                        TITLE:  Unreadable
                                               ---------------------------



                                        WITNESSES:


                                        1. /s/ UNREADABLE
                                           --------------------------------


                                        2. /s/ UNREADABLE
                                           --------------------------------



                                        THE FEDERAL GOVERNMENT OF THE
                                        ISLAMIC REPUBLIC OF PAKISTAN



                                        BY: /s/ UNREADABLE
                                            ------------------------------
                                        NAME:   Unreadable
                                              ----------------------------
                                        TITLE:  Unreadable
                                               ---------------------------



                                        WITNESSES:


                                        1. /s/ UNREADABLE
                                           -------------------------------


                                        2. /s/ UNREADABLE
                                           -------------------------------





                                                                 [PAGE # ... 66]

                BADIN-II REVISED PETROLEUM CONCESSION AGREEMENT


The following describes Annexures to the Badin-II Revised Petroleum Concession Agreement, which are omitted herein, but will be furnished upon request:

         Annexure-I:
                 Map of Badin-II Revised Area (identifying areas under Badin-II Revised Petroleum Concession Agreement) Annexure-II:
                 Badin-II Revised Joint Operating Agreement
         Annexure-III:
                 Standard Form of Development and Production Lease
         Annexure-IV:
                 (regarding the import/export of machinery and equipment and other goods)
                 Exhibit A: SRO 367(I)/94 Dated May 9, 1994
                 Exhibit B: CGO-2/93 Dated May 20, 1993
                 Exhibit C: SRO 336(I)/94 Dated April 26, 1994
                 Exhibit D: List of Machinery, Equipment, Materials, Vehicles, Accessories, Spares, Chemicals and Consumables, Etc.
                 Exhibit E: SRO 366(I)/94 Dated May 9, 1994
                 Exhibit F: Central Board of Revenues Letter
                 C.No.10(14)/93-ICM-CON Dated June 13, 1994
                 Exhibit G: List of Commissary Stores
         Annexure-V:
                 Parent Company Guarantee

         Exhibit A to Joint Operating Agreement (Badin-II Revised Accounting Procedures)





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